UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
NewAmsterdam Pharma Company N.V.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NewAmsterdam Pharma Company N.V.

Gooimeer 2-35

1411 DC Naarden

The Netherlands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To be Held on June 4, 2025

May 8, 2025

To the shareholders of NewAmsterdam Pharma Company N.V.:

We cordially invite you to the 2025 annual general meeting of shareholders (the “Annual General Meeting”), including at any adjournments or postponements thereof, of NewAmsterdam Pharma Company N.V. (“we,” “NewAmsterdam Pharma” or the “Company”), which will be held on June 4, 2025, at 5:00 p.m. Central European Summer Time (“CEST”) at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands. The agenda for the Annual General Meeting is as follows:

1.	Opening

2.	Discussion of the Dutch statutory board report for the fiscal year ended December 31, 2024 (discussion item)

3.	Adoption of the Dutch statutory annual accounts for fiscal year ended December 31, 2024 (voting item)

4.	Discharge from liability for the Company’s directors with respect to the performance of their duties during the fiscal year ended December 31, 2024 (voting item)

5.

Instruction to Deloitte Accountants B.V. as the Company’s external auditor of the Company’s Dutch statutory annual accounts and Dutch statutory board report for the fiscal year ending December 31, 2025 (voting item)

6.

Ratification of the selection of Deloitte Accountants B.V. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025 by the audit committee of the Company’s board of directors (the “Board of Directors”) (voting item)

7.	Discussion of the Company’s dividend and reservation policy (discussion item)

8.	Appointment of Wouter Joustra, Mark McKenna and Adele Gulfo as non-executive directors of the Company (voting items)

9.	Reappointment of Michael Davidson, M.D. as executive director and Dr. James Topper as non-executive director of the Company (voting items)

10.	Extension of authorization for the Board of Directors to acquire ordinary shares and depository receipts for ordinary shares in the Company’s capital (voting item)

11.	Non-binding, advisory vote to approve the 2024 compensation of named executive officers (voting item)

12.	Non-binding, advisory vote regarding frequency of future shareholders’ advisory votes on the compensation of named executive officers (voting item)

13.	Closing

The voting items included above are more fully described in the proxy statement accompanying this notice. The proxy statement accompanying this notice is being issued in connection with the solicitation by the Board of Directors of a proxy on the enclosed form of proxy card for use at the Annual General Meeting.

No business shall be conducted at the Annual General Meeting except for the items listed above. The voting items have been proposed to the Annual General Meeting by the Board of Directors.

The agenda with the explanatory notes thereto, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the other meeting information are available as of the date hereof for inspection and can be obtained free of charge at the office address of the Company and at www.proxyvote.com. Our Dutch statutory board report and statutory annual accounts for the fiscal year ended December 31, 2024 will be available no later than May 20, 2025 on our website at https://www.newamsterdampharma.com/.

The record date under Dutch law (registratiedatum) for the Annual General Meeting is May 7, 2025 (the “Record Date”). Those who are shareholders of the Company, or who otherwise have voting rights and/or meeting rights with respect to shares in the Company’s capital as at close of business on the Record Date and who are recorded as such in the Company’s shareholders’ register or in the register maintained by the Company’s U.S. transfer agent (the “Registers”) may attend and, if relevant, vote at the Annual General Meeting (“Persons with Meeting Rights”), irrespective of changes to their shareholdings or rights after the Record Date.

Persons with Meeting Rights and shareholders who beneficially own shares in the Company’s capital in an account at a bank, broker, dealer or other financial institution (the “Beneficial Owners”) on the Record Date who wish to attend the Annual General Meeting, in person or represented by proxy, must notify the Company in writing of their identity and intention to attend the Annual General Meeting (an “Attendance Notice”) no later than 11:59 p.m. Eastern Time on June 2, 2025 (5:59 a.m. CEST on June 3, 2025) (the “Cut-off Time”). Beneficial Owners must enclose with their Attendance Notice (i) proof of their beneficial ownership of the relevant underlying shares in the Company’s capital, such as a recent account statement, and (ii) a signed proxy authorizing them to act from the relevant shareholder who is registered in either of the Registers as the holder of those underlying shares on the Record Date. Persons with Meeting Rights and Beneficial Owners who have duly provided a valid Attendance Notice to the Company may have themselves represented at the Annual General Meeting through the use of a written or electronically recorded proxy. Proxyholders must submit a signed proxy no later than the Cut-off Time and present a copy of their proxy upon entry to the Annual General Meeting.

Any Attendance Notice, proof of beneficial ownership or signed proxy to be sent to the Company as part of the procedures described above must be provided via regular mail or e-mail to:

NewAmsterdam Pharma Company N.V.

c/o Chief Accounting Officer

Gooimeer 2-35

1411 DC Naarden

The Netherlands

louise.kooij@NewAmsterdamPharma.com

Any Attendance Notice, proof of beneficial ownership or signed proxy received after the Cut-off Time may not be accepted. Persons with Meeting Rights, Beneficial Owners and proxyholders who have not complied with the procedures described above may be refused entry to the Annual General Meeting.

If you are a Beneficial Owner with Ordinary Shares held in street name, you will receive instructions on how to vote from your bank, broker, dealer or other financial institution. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to shareholders owning Ordinary Shares through certain financial institutions. If your Ordinary Shares are held in street name and you would like to vote your shares in person at the Annual General Meeting, you should contact your bank, broker, dealer or other financial institution to obtain a legal proxy and deliver a valid Attendance Notice.

It is important that your shares be represented at the Annual General Meeting regardless of whether you plan to attend in person. If you do not expect to attend the Annual General Meeting in person, proxies may be submitted up until the Cut-off Time via a toll-free telephone number (call 1-800-690-6903) or over the Internet (visit www.proxyvote.com), as described in further detail in the enclosed materials, or by signing, dating and mailing the proxy card in the enclosed return envelope. Telephone and Internet voting facilities will be available 24 hours a day and will close at the Cut-off Time.

Voting your shares or submitting your proxy, as applicable, will be important for the presence of a quorum at the Annual General Meeting and will save us the expense of further solicitation. Submitting a proxy will not prevent you from voting your shares at the Annual General Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important regardless of the number of shares in the Company’s capital that you own. If you do not plan to attend the Annual General Meeting and if you are a Person with Meeting Rights, please submit your proxy instructions via the Internet, telephone or by mail, or, if you are a Beneficial Owner, please submit the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the Annual General Meeting. If you attend the Annual General Meeting, you may withdraw your proxy and vote your shares personally.

By Order of the Board of Directors,

/s/ Michael Davidson

Michael Davidson, M.D.

Chief Executive Officer

May 8, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1
PROPOSALS	8
Proposal 1 Adoption of Dutch Statutory Annual Accounts for the Fiscal Year Ended December 31, 2024	8
Proposal 2 Discharge from Liability for the Company’s Directors with respect to the performance of their duties during the fiscal year ended December 31, 2024	9
Proposal 3 Instruction to Deloitte Accountants B.V. as the external auditor of our Dutch statutory annual accounts and Dutch statutory annual report for the fiscal year ending December 31, 2025	10
Proposal 4 Ratifying the selection of Deloitte Accountants B.V. as the independent registered public accounting firm of the Company	11
Proposal 5 Appointment of Wouter Joustra, Mark McKenna and Adele Gulfo as Non-Executive Directors of the Company	13
Proposal 6 Reappointment of Michael Davidson, M.D. as Executive Director and Dr. James Topper as Non-Executive Director of the Company	14
Proposal 7 Extension of Authorization for the Board of Directors to Acquire Ordinary Shares and Depository Receipts for Ordinary Shares in the Company’s Capital	15
Proposal 8 Non-Binding, Advisory Vote to Approve the 2024 Compensation of Named Executive Officers	16
Proposal 9 Non-Binding, Advisory Vote Regarding Frequency of Shareholders’ Future Advisory Votes on the Compensation of Named Executive Officers	17
SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS	18
CURRENT DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS	19
The Board of Directors	19
Our Executive Officers	23
Family Relationships	24
EXECUTIVE COMPENSATION	25
Compensation Discussion and Analysis	25
Report of the Compensation Committee on Executive Compensation	36
Summary Compensation Table	36
Grants of Plan Based Awards	37
Outstanding Equity Awards at Fiscal Year-End Table	38
Option Exercise and Stock Vested Table	38
Employment Agreements and Change of Control Agreements	38
Equity Incentive Plans	42
Limitation of Liability and Indemnification	43
Pay Versus Performance	45
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information	49
DIRECTOR COMPENSATION	50
Director Compensation Table	50
CORPORATE GOVERNANCE	52
Board Structure	52
Independence of the Board of Directors	52
Director Attendance at Board and Shareholder Meetings	53
Board of Directors Committees	53
Director Nomination Process	55
Risk Management and Oversight	55
Shareholder Dialogue with the Company	56
Code of Business Conduct and Ethics	57

i

ii

NewAmsterdam Pharma Company N.V.

Gooimeer 2-35

1411 DC Naarden,

The Netherlands

PROXY STATEMENT

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On June 4, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who is soliciting my vote?

NewAmsterdam Pharma Company N.V. (“we,” “NewAmsterdam Pharma” or the “Company”) is providing you with these proxy materials because the Company’s board of directors (the “Board of Directors”) is soliciting your proxy to vote at the 2025 annual general meeting (the “Annual General Meeting”), including at any adjournments or postponements thereof. The Annual General Meeting will be held on June 4, 2025, at 5:00 p.m., Central European Summer Time (“CEST”) at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands.

Why did I receive these proxy materials?

You have received these proxy materials because the Board of Directors is soliciting your proxy for the Annual General Meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares. Under the rules adopted by the SEC, we have elected to mail you our proxy materials. All shareholders will also have the ability to access the proxy materials at www.proxyvote.com. Instructions on how to access the proxy materials over the internet or to request a printed set of the proxy materials can be found in this proxy statement (the “proxy statement”).

We intend to mail the proxy statement on or about May 8, 2025 to all shareholders of record entitled to vote at the Annual General Meeting.

How do I attend the Annual General Meeting?

The Annual General Meeting will start at 5:00 p.m. CEST on June 4, 2025 at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands.

The record date under Dutch law (registratiedatum) for the Annual General Meeting is May 7, 2025 (the “Record Date”). Those who are shareholders of the Company, or who otherwise have voting rights and/or meeting rights with respect to shares in the Company’s capital, at the close of business on the Record Date and who are recorded as such in the Company’s shareholders’ register or in the register maintained by the Company’s U.S. transfer agent (the “Registers”) may attend, and, if relevant, vote at the Annual General Meeting (“Persons with Meeting Rights”), irrespective of changes to their shareholdings or rights after the Record Date.

Persons with Meeting Rights and shareholders who beneficially own shares in the Company’s capital in an account at a bank, broker, dealer or other financial institution (the “Beneficial Owners”) on the Record Date who wish to attend the Annual General Meeting, in person or represented by proxy, must notify the Company in writing of their identity and intention to attend the Annual General Meeting (an “Attendance Notice”) no later than 11:59 p.m. Eastern Time on June 2, 2025 (5:59 a.m. CEST on June 3, 2025) (the “Cut-off Time”). Beneficial Owners must enclose with their Attendance Notice (i) proof of their beneficial ownership of the relevant underlying shares in the Company’s capital, such as a recent account statement, and (ii) a signed proxy authorizing them to act from the relevant shareholder who is registered in either of the Registers as the holder of those underlying shares on the Record Date.

Persons with Meeting Rights and Beneficial Owners who have duly provided a valid Attendance Notice to the Company may have themselves represented at the Annual General Meeting through the use of a written or electronically recorded proxy. Proxyholders must submit a signed proxy to the Company no later than the Cut-off Time and present a copy of their proxy upon entry to the Annual General Meeting.

Any Attendance Notice, proof of beneficial ownership or signed proxy to be sent to the Company as part of the procedures described above must be provided via regular mail or e-mail to:

NewAmsterdam Pharma Company N.V.

c/o Chief Accounting Officer

Gooimeer 2-35

1411 DC Naarden

The Netherlands

louise.kooij@NewAmsterdamPharma.com

Any Attendance Notice, proof of beneficial ownership or signed proxy received after the Cut-off Time may not be accepted. Persons with Meeting Rights, Beneficial Owners and proxyholders who have not complied with the procedures described above may be refused entry to the Annual General Meeting.

What am I voting on?

There are nine matters scheduled for a vote:

1.	Adoption of the Dutch statutory annual accounts for the fiscal year ended December 31, 2024 (“Proposal 1”);

2.	Discharge from liability for the Company’s directors with respect to the performance of their duties during the fiscal year ended December 31, 2024 (“Proposal 2”);

3.

Instruction to Deloitte Accountants B.V. as the Company’s external auditor of the Company’s Dutch statutory annual accounts and Dutch statutory board report for the fiscal year ending December 31, 2025 (“Proposal 3”);

4.

Ratification of the selection of Deloitte Accountants B.V. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025 by the audit committee (the “Audit Committee”) of the Board of Directors (“Proposal 4”);

5.	Appointment of Wouter Joustra, Mark McKenna and Adele Gulfo as non-executive directors of the Company (“Proposal 5”);

6.	Reappointment of Michael Davidson, M.D. as executive director and Dr. James Topper as non-executive director of the Company (“Proposal 6”);

7.

Extension of authorization for the Board of Directors to acquire our ordinary shares, nominal value €0.12 per share (the “Ordinary Shares”), and depository receipts for Ordinary Shares in the Company’s capital (“Proposal 7”);

8.	Non-binding, advisory vote to approve the 2024 compensation of named executive officers (“Proposal 8”); and

9.	Non-binding, advisory vote regarding frequency of future shareholders’ advisory votes on the compensation of named executive officers (“Proposal 9”).

Who can vote at the Annual General Meeting?

Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual General Meeting.

Shareholders of Record: Persons with Meeting Rights may vote at the Annual General Meeting or by submitting a proxy before the Cut-Off Time.

Beneficial Owners: If on the Record Date, your Ordinary Shares were not registered in your name in the Registers, but instead held through a bank, broker, dealer or other financial institution, then you are a Beneficial Owner with shares held in “street name” and the proxy statement is being forwarded to you by that institution. The institution holding your shares is deemed to be the Person with Meeting Rights for purposes of the Annual General Meeting. In order to vote, Beneficial Owners must have the institution that holds their shares issue a proxy to them which confirms they are authorized to take part in and vote at the Annual General Meeting. Beneficial Owners are also entitled to direct their bank, broker, dealer or other financial institution regarding how to vote the shares in the account of the Beneficial Owner by following the voting instructions provided by such financial institution.

See the question titled “How do I Vote?” for a description of how you can vote the Ordinary Shares held of record in your name or which you beneficially own.

How does the Board of Directors recommend that I vote?

The Board of Directors unanimously recommends that you:

•	Vote your shares “FOR” Proposal 1

•	Vote your shares “FOR” Proposal 2

•	Vote your shares “FOR” Proposal 3

•	Vote your shares “FOR” Proposal 4

•	Vote your shares “FOR” the appointment of each of the director nominees in Proposal 5

•	Vote your shares “FOR” the reappointment of each of the director nominees in Proposal 6

•	Vote your shares “FOR” Proposal 7

•	Vote your shares “FOR” Proposal 8 on a non-binding, advisory basis

•	Vote your shares “1 YEAR” on Proposal 9 on a non-binding, advisory basis

Will any other business be conducted at the Annual General Meeting?

There are no other matters that have been properly brought before the Annual General Meeting.

How do I vote?

With respect to proposals 1, 2, 3, 4, 5, 6, 7 and 8, you may vote “For” or “Against,” or you may abstain from voting. With respect to proposal 9, you may vote “1 YEAR,” “2 YEARS” or “3 YEARS,” or you may abstain from voting.

We encourage shareholders to submit their proxy before the Cut-off Time in order to vote their shares, regardless of whether they plan to attend the Annual General Meeting and vote in person.

Persons with Meeting Rights – If you are a Person with Meeting Rights, your Ordinary Shares are registered in your name you may vote by attending the meeting, by telephone, over the internet or by mail by following the directions included in the proxy card that you may request or that we may deliver to you. Your vote must be received before the Cut-off Time in order to be counted. Instructions on how you may vote are as follows:

•

Voting at the Annual General Meeting: Persons with Meeting Rights may vote by attending the Annual General Meeting in person or represented by proxy. See the question entitled “How do I attend the Annual General Meeting?” for more information on how to attend the Annual General Meeting to vote your shares.

•

Voting through the Internet: Persons with Meeting Rights may provide voting instructions through the internet before the Annual General Meeting. Go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the proxy card. Your voting instruction must be received by the Cut-off Time to be counted.

•

Voting by Telephone: Persons with Meetings Rights may provide voting instructions over the telephone from a location in the United States by dialing toll-free 1-800-690-6903, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the 16-digit control number from the proxy card. Your voting instruction must be received by the Cut-off Time to be counted.

•

Voting by Mail: Persons with Meetings Rights may provide voting instructions using a proxy card by simply completing, signing and dating the proxy card mailed to you and returning it promptly in the envelope provided. If you return your signed proxy card to us before the Annual General Meeting, we will vote your shares as you direct. Your vote must be received by the Cut-off Time to be counted.

Telephone and Internet voting facilities will be available 24 hours a day and will close at the Cut-off Time.

Beneficial Owners—If you are a Beneficial Owner with Ordinary Shares held in street name, you will receive instructions on how to vote from your bank, broker, dealer or other financial institution. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to shareholders owning Ordinary Shares through certain financial institutions. If your Ordinary Shares are held in street name and you would like to vote your shares in person at the Annual General Meeting, you should contact your bank, broker, dealer or other financial institution to obtain a legal proxy and deliver a valid Attendance Notice.

How many votes do I have?

On each matter to be voted upon, you have one vote for each Ordinary Share you own as of the Record Date.

If I am a Person with Meeting Rights and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a Person with Meeting Rights and do not vote by submitting your proxy card, by telephone, by mail or e-mail, through the internet or by voting at the Annual General Meeting, your Ordinary Shares will not be voted. Such failure to vote will have no effect on the proposals, assuming a quorum is present, and will not count for purposes of determining whether a quorum is present or for the purpose of determining the number of votes cast.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your Ordinary Shares will be voted in accordance with the recommendations of the Board of Directors and you will be deemed to have instructed your Ordinary Shares to be voted accordingly.

If I am a Beneficial Owner of Ordinary Shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a Beneficial Owner and you do not instruct your bank, broker, dealer or other financial institution how to vote your Ordinary Shares, your bank, broker, dealer or other financial institution may still be able to vote your shares in its discretion on certain “routine” proposals. Brokers, banks and other securities intermediaries are subject to certain rules and may use their discretion to vote your “uninstructed” Ordinary Shares with respect to matters considered to be “routine,” in which case your shares will count for purposes of determining whether a quorum is present, but not with respect to “non-routine” matters. The Ordinary Shares not voted are referred to as “broker non-votes.” Proposals 2, 5, 6, 8 and 9 are considered to be “non-routine,” meaning that your bank, broker, dealer or other financial institution may not vote your shares on these proposals in the absence of your voting instructions. However, Proposals 1, 3, 4 and 7 are considered to be “routine” matters, meaning that if you do not return voting instructions to your bank, broker, dealer or other financial institution by its deadline, your Ordinary Shares may be voted by your bank, broker, dealer or other financial institution in its discretion on these proposals. Accordingly, if you own Ordinary Shares through a nominee, such as a bank, broker, dealer or other financial institution, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals.

If you are a Beneficial Owner, in order to ensure your Ordinary Shares are voted in the way you would prefer, you must provide voting instructions to your bank, broker, dealer or other financial institution by the deadline provided in the materials you receive from your bank, broker, dealer or other financial institution.

What are “broker non-votes”?

As discussed above, when a Beneficial Owner does not give voting instructions to his or her bank, broker, dealer or other financial institution holding his or her Ordinary Shares as to how to vote on matters deemed to be “non-routine,” the bank, broker, dealer or other financial institution cannot vote the shares with respect to such non-routine matters. These un-voted Ordinary Shares are counted as “broker non-votes.” Proposals 2, 5, 6, 8 and 9 are considered to be “non-routine” and therefore we expect broker non-votes to exist in connection with these proposals. We don’t expect any broker non-votes with respect to the routine proposals. Broker non-votes will have no effect on the non-routine proposals and do not count for purposes of determining whether a quorum is present or for the purpose of determining the number of votes cast.

What is an abstention and how will abstentions be treated?

An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Under Dutch law and the Company’s articles of association (the “articles of association”), Ordinary Shares abstaining from voting will not count as votes cast at the Annual General Meeting, but will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

How are proxies solicited for the Annual General Meeting?

We will pay the cost of soliciting proxies. Our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your Ordinary Shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice to ensure that all of your Ordinary Shares are voted.

Can I change my vote after submitting my proxy?

Yes. You may revoke your submitted proxy and change your vote prior to the Cut-off Time:

•	by submitting a duly executed proxy bearing a later date; or

•	by granting a subsequent proxy through the Internet or telephone.

Your most recent proxy card or telephone or Internet proxy is the one that will be counted. You may also attend the Annual General Meeting in person and revoke your proxy at the meeting or grant a separate proxy in writing to a representative who may attend the Annual General Meeting in person and revoke your prior proxy at the meeting on your behalf, provided in each case that you submit an Attendance Notice to the Company no later than the Cut-Off Time in accordance with the procedures outlined in the proxy statement.

If your Ordinary Shares are held by your bank, broker, dealer or other financial institution as a nominee, you should follow the instructions provided by such bank, broker, dealer or other financial institution to change or revoke an earlier instruction.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal No.	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Affirmative vote of a simple majority of the valid votes cast.	No effect	Not Applicable(1)
2	Affirmative vote of a simple majority of the valid votes cast.	No effect	No effect
3	Affirmative vote of a simple majority of the valid votes cast.	No effect	Not Applicable(1)
4	Affirmative vote of a simple majority of the valid votes cast.	No effect	Not Applicable(1)
5	Each director nominee will be appointed to the Board of Directors unless a two-thirds majority of the votes cast at the Annual General Meeting, which votes must represent more than one-half of the issued and outstanding share capital, are cast “Against” appointing such director nominee.	No effect	No effect
6	Each director nominee will be appointed to the Board of Directors unless a two-thirds majority of the votes cast at the Annual General Meeting, which votes must represent more than one-half of the issued and outstanding share capital, are cast “Against” appointing such director nominee.	No effect	No effect
7	Affirmative vote of a simple majority of the valid votes cast.	No effect	Not Applicable(1)
8	Affirmative vote of a simple majority of the valid votes cast.	No effect	No effect
9	The option (every 1 year, 2 years or 3 years) that receives the highest number of all the votes cast at the Annual General Meeting.	No effect	No effect

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your bank, broker, dealer or other financial institution that holds your shares, your bank, broker, dealer or other financial institution has discretionary authority to vote your shares on this proposal.

What is the quorum requirement?

A quorum must be present at the Annual General Meeting for any voting item to be voted on. At the Annual General Meeting, at least one-third of the Company’s issued and outstanding Ordinary Shares must be represented in order to constitute a quorum. On the Record Date, there were 112,270,677 Ordinary Shares outstanding and entitled to vote. Thus, the holders of 37,423,559 Ordinary Shares must be deemed present in person or represented by proxy at the Annual General Meeting to have a quorum.

Your Ordinary Shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your bank, broker, dealer or other financial institution) or if you are present or represented in person at the Annual General Meeting. Abstentions will be counted towards the quorum requirement.

How are votes counted?

Broadridge Financial Solutions (“Broadridge”) will tabulate the votes submitted by proxy prior to the Cut-off Time as described in this proxy statement. NautaDutilh N.V., our Dutch legal counsel, will tabulate the votes validly cast at the Annual General Meeting by those present at the meeting, if any. These tabulations will be provided to the Company.

How can I find out the results of the voting at the Annual General Meeting?

Preliminary voting results will be announced at the Annual General Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual General Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSALS

Proposal 1

Adoption of Dutch Statutory Annual Accounts for the Fiscal Year Ended December 31, 2024

At the Annual General Meeting, as required under Dutch law, our shareholders will be asked to adopt our Dutch statutory annual accounts for the fiscal year ended December 31, 2024, which are comprised of our company annual accounts and consolidated annual accounts, with explanatory note to those accounts. Our Dutch statutory consolidated annual accounts are prepared in accordance with International Financial Reporting Standards as adopted by the European Union.

A copy of our Dutch statutory annual accounts over the fiscal year ended December 31, 2024 has been made available on our website at https://www.newamsterdampharma.com/ and at the Company’s office address.

Vote Required

This proposal requires a simple majority of votes cast in favor of the proposal provided that the requisite quorum is present or represented. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. However, abstentions will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the adoption of our Dutch statutory annual accounts for the fiscal year ended December 31, 2024.

Proposal 2

Discharge from Liability for the Company’s Directors with respect to the performance of their duties during the fiscal year ended December 31, 2024

At the Annual General Meeting, our shareholders will be asked to release each member of the Board of Directors in office during the fiscal year ended December 31, 2024 from liability with respect to the exercise of their respective duties during that year.

The scope of this release from liability extends to the exercise of the respective duties of the Board of Directors members insofar as these are reflected in our Dutch statutory annual report for the fiscal year ended December 31, 2024, our Dutch statutory annual accounts for the fiscal year ended December 31, 2024 or in our other public disclosures.

Vote Required

This proposal requires a simple majority of votes cast in favor of the proposal provided that the requisite quorum is present or represented. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. However, abstentions will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the discharge from liability for each member of the Board of Directors with respect to the performance of their duties during the fiscal year ended December 31, 2024.

Proposal 3

Instruction to Deloitte Accountants B.V. as the external auditor of our Dutch statutory annual accounts and Dutch statutory annual report for the fiscal year ending December 31, 2025

In accordance with Dutch law and our articles of association, the Board of Directors has, upon the recommendation of our Audit Committee, nominated Deloitte Accountants B.V. to be instructed to serve as the external auditor of our Dutch statutory annual accounts and our Dutch statutory board report (including, to the extent applicable, sustainability reporting) to be prepared for the fiscal year ending December 31, 2025. At the Annual General Meeting, our shareholders will be asked to instruct Deloitte Accountants B.V. as external auditor for that purpose.

Deloitte Accountants B.V. has acted as the auditor of our Dutch statutory annual accounts and our Dutch statutory board report since our inception. Representatives of Deloitte Accountants B.V. will be present at the meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required

This proposal requires a simple majority of votes cast in favor of the proposal provided that the requisite quorum is present or represented. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. However, abstentions will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the instruction of Deloitte Accountants B.V. as the external auditor of our Dutch statutory annual accounts and Dutch statutory board report (including, to the extent applicable, sustainability reporting) for the fiscal year ending December 31, 2025.

Proposal 4

Ratifying the selection of Deloitte Accountants B.V. as the independent registered public accounting firm of the Company

The Audit Committee has selected Deloitte Accountants B.V. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte Accountants B.V. has audited our financial statements since our inception. A representative of Deloitte Accountants B.V. is expected to attend the Annual General Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from shareholders.

If our shareholders do not ratify the appointment, the Audit Committee, in its discretion, may reconsider its selection of Deloitte Accountants B.V. Notwithstanding the proposed ratification of the Audit Committee’s selection of Deloitte Accountants B.V., the Audit Committee, in its discretion, may direct the appointment of a new registered independent public accounting firm at any time during the year without notice to, or the consent of, shareholders, if the Audit Committee determines that doing so is in the best interest of the Company and its shareholders.

Vote Required

This proposal requires a simple majority of votes cast in favor of the proposal provided that the requisite quorum is present or represented. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. However, abstentions will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Deloitte Accounts B.V. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Principal Accountant Fees and Services

The following table presents the aggregate fees billed by Deloitte Accountants B.V. for the years ended December 31, 2024 and 2023.

	For the Years Ended December 31,
	2024	2023
	($ in thousands)
Audit Fees	1,433	1,525
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	1,433	1,525

Audit fees include the standard audit work performed each fiscal year necessary to allow the auditor to issue an opinion on our financial statements and to issue an opinion on the local statutory financial statements. Audit fees also include services such as reviews of quarterly financial results and review of securities offering documents.

Audit-related fees consisted of fees billed for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements or for services that were traditionally performed by the external auditor.

Tax fees are fees billed for professional services for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policies

The Audit Committee evaluates the qualifications, independence and performance of the independent auditor as well as pre-approves and reviews the engagement and the provision of all audit and non-audit services to be performed by the independent auditor. In accordance with this policy, all services performed by and fees paid to Deloitte Accountants B.V. were pre-approved by the Audit Committee.

Proposal 5

Appointment of Wouter Joustra, Mark McKenna and Adele Gulfo as Non-Executive Directors of the Company

Nomination of Wouter Joustra, Mark McKenna and Adele Gulfo

At the recommendation of the Company’s nomination and corporate governance committee (the “Nomination and Corporate Governance Committee”), the Board of Directors has made a binding nomination to appoint each of Wouter Joustra, Mark McKenna and Adele Gulfo as non-executive directors of the Company for the term listed in the table below set forth next to such director nominee’s name. If elected, each of Mr. Joustra, Mr. McKenna and Ms. Gulfo would hold office until the expiration of their respective term, or, if sooner, until their earlier death, resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy statement. All of Mr. Joustra, Mr. McKenna and Ms. Gulfo currently serve on the Board of Directors as temporary non-executive directors. Mr. Joustra and Mr. McKenna were initially appointed by the Board of Directors to fill vacancies in July 2024, and Ms. Gulfo was initially appointed by the Board of Directors to fill a vacancy in April 2025. Mr. Joustra, Mr. McKenna and Ms. Gulfo have agreed to be named in this proxy statement and to serve as director if elected.

Set forth below is information regarding each director nominee as of April 15, 2025 and the proposed term for each director nominee. Each of the proposed appointments is considered a separate voting item under Dutch law.

Name	Positions and Offices Held	Year First Became a Director	Age	Year in which Proposed Term Expires
Non-Executive Director
Wouter Joustra	Director	2024	36	2027
Mark McKenna	Director	2024	45	2028
Adele Gulfo	Director	2025	62	2029

A brief summary of the business experience of our director nominees can be found in the section titled “Current Directors, Director Nominees and Executive Officers.”

Vote Required

The proposal to appoint each of Mr. Joustra, Mr. McKenna and Ms. Gulfo as a non-executive director is based on a binding nomination proposed by the Board of Directors. Consequently, each of Mr. Joustra, Mr. McKenna and Ms. Gulfo shall be appointed provided that the requisite quorum is present or represented at the Annual General Meeting, unless two-thirds of the votes cast in respect of this proposal at the Annual General Meeting, which votes must represent more than half of the Company’s issued share capital, are cast against such nominee. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. However, abstentions will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the appointment of each of Wouter Joustra, Mark McKenna and Adele Gulfo as non-executive directors of the Company to hold office until the close of the 2027, 2028 and 2029 annual meeting of shareholders, respectively.

Proposal 6

Reappointment of Michael Davidson, M.D. as Executive Director and Dr. James Topper as Non-Executive Director of the Company

Nomination of Michael Davidson, M.D. and Dr. James Topper

At the recommendation of the Nomination and Corporate Governance Committee, the Board of Directors has made a binding nomination to re-appoint Michael Davidson as executive director and James Topper as non-executive director of the Company, each for a period of four years, ending at the close of the annual general meeting of shareholders of the Company to be held in 2029. If elected, each of Dr. Davidson and Dr. Topper would hold office until the close of the 2029 annual general meeting of shareholders, or, if sooner, until their earlier death, resignation or removal. Both Dr. Davidson and Dr. Topper currently serve on the Board of Directors and have agreed to be named in this proxy statement and to serve as director if elected.

Set forth below is information regarding each director nominee as of April 15, 2025. Each of the proposed appointments is considered a separate voting item under Dutch law.

Name	Positions and Offices Held	Year First Became a Director	Age
Executive Director
Michael Davidson, M.D.	Director	2022	68
Non-Executive Director
Dr. James Topper	Director	2022	63

A brief summary of the business experience of our director nominees can be found in the section titled “Current Directors, Director Nominees and Executive Officers.”

Vote Required

The proposal to reappoint Dr. Davidson as executive director and Dr. Topper as non-executive director is based on a binding nomination proposed by the Board of Directors. Consequently, each of Dr. Davidson and Dr. Topper shall be appointed provided that the requisite quorum is present or represented at the Annual General Meeting, unless two-thirds of the votes cast in respect of this proposal at the Annual General Meeting, which votes must represent more than half of the Company’s issued share capital, are cast against such nominee. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. However, abstentions will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the reappointment of Michael Davidson as executive director and James Topper as non-executive director of the Company, each to hold office until the end of the 2029 annual meeting of shareholders.

Proposal 7

Extension of Authorization for the Board of Directors to Acquire Ordinary Shares and Depository Receipts for Ordinary Shares in the Company’s Capital

The Board of Directors has been authorized for a period of 18 months following June 5, 2024, to resolve for the Company to acquire fully paid-up Ordinary Shares in the Company’s capital (and depository receipts for such Ordinary Shares), by any means, including through derivative products, purchases on a stock exchange, private purchases, block trades, or otherwise, for a price which is higher than nil and does not exceed 110% of the average market price of the Ordinary Shares on the Nasdaq Stock Market (such average market price being the average of the closing prices on each of the five consecutive trading days preceding the date the acquisition is agreed upon by the Company), up to 10% of the Company’s issued share capital (determined as of the close of business on June 5, 2024).

It is proposed that this authorization be further renewed for a period of, and effectively extended to expire, 18 months following the date of the Annual General Meeting, provided that the authorization shall be limited to 10% of the Company’s issued share capital determined as of the close of business on the date of the Annual General Meeting.

Vote Required

This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. However, abstentions will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the extension of authorization for the Board of Directors to acquire Ordinary Shares and depository receipts for Ordinary Shares in the Company’s capital.

Proposal 8

Non-Binding, Advisory Vote to Approve the 2024 Compensation of Named Executive Officers

We are providing our shareholders with the opportunity to cast a non-binding, advisory vote regarding the compensation of our named executive officers (“NEOs”) as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As more fully described in the sections of this proxy statement entitled “Executive Compensation” and “Compensation Discussion and Analysis” and related compensation tables, our executive compensation program is designed to attract, retain and motivate highly skilled individuals with the qualities, capabilities, profile and experience needed to support and promote the growth and sustainable success of the Company and its business.

The following proposal gives our shareholders the opportunity to endorse or not to endorse the 2024 compensation paid to our NEOs. The vote is not intended to address any specific item of compensation or the compensation of any particular NEO, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices as discussed in this proxy statement.

Before voting, we recommend you read the sections of this proxy statement entitled “Executive Compensation” and “Compensation Discussion and Analysis” for additional details on our executive compensation program and philosophy.

This vote is advisory, and therefore not binding on us, the Board of Directors or its compensation committee (the “Compensation Committee”). However, our Board of Directors and Compensation Committee value the opinions of our shareholders and intend to take into account the outcome of the vote when considering future compensation decisions for our NEOs.

Vote Required

This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. However, abstentions will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR, on a non-binding, advisory basis, the approval of the 2024 compensation of our NEOs.

Proposal 9

Non-Binding, Advisory Vote Regarding Frequency of Future Shareholders’ Advisory Votes on Compensation of Named Executive Officers

We are asking shareholders to indicate their preference on the frequency of future advisory votes on the compensation of our NEOs. Shareholders may vote in favor of a frequency of such vote of every 1 year, 2 years or 3 years, or abstain from voting.

The Board of Directors believes that an annual advisory vote on the compensation of our NEOs will provide the most timely feedback regarding our executive compensation practices. While the Board of Directors believes that its recommendation is appropriate at this time, the vote is being conducted on a non-binding, advisory basis and the option among those choices that receives the highest number of votes will be deemed to be the frequency preferred by the shareholders but will not be binding upon the Board of Directors.

Vote Required

The choice receiving the highest number of votes will be given due regard for, but will not be binding on, the Board of Directors. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. However, abstentions will count as Ordinary Shares present and entitled to vote for purposes of determining a quorum.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote for, on a non-binding, advisory basis, a shareholder vote on named executive officer compensation to take place every 1 YEAR.

SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Future Shareholder Proposals under SEC Rules

For a proposal to be considered for inclusion in our proxy materials for presentation at the 2026 annual general meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act, the proposal must comply with the requirements of Rule 14a-8 and be received by our Chief Accounting Officer at our principal executive offices at Gooimeer 2-35, 1411 DC Naarden, The Netherlands, by no later than January 8, 2026 (120 days before the anniversary date of the release of this proxy statement to shareholders), unless the date of the 2026 annual general meeting of shareholders is changed by more than 30 days from the one-year anniversary of the Annual General Meeting, in which case the deadline will be a reasonable time before we begin to distribute the proxy materials for the 2026 annual general meeting of shareholders.

Rule 14a-4 under the Exchange Act governs our use of our discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in our proxy statement. Rule 14a-4 provides that if a proponent of a proposal fails to notify us at least 45 days prior to the one-year anniversary of the day of mailing of the prior year’s proxy statement, management proxyholders will be allowed to use their discretionary voting authority as to whether the proposal is raised at the annual general meeting, without any discussion of the matter. If a shareholder wishes to bring a matter before the shareholders at the 2026 annual general meeting of shareholders but does not notify us before March 24, 2026 (or a reasonable time before we begin to distribute the proxy materials for the 2026 annual general meeting of shareholders if the date of the 2026 annual general meeting of shareholders is changed by more than 30 days from the one-year anniversary of this year’s annual general meeting), for all proxies we receive, the management proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the shareholder’s proposal.

Future Shareholder Proposals under Dutch law

Under Dutch law and the articles of association, if a shareholder is interested in submitting a proposed agenda item or a proposed resolution within the authority of shareholders to be presented at the 2026 annual general meeting of shareholders, irrespective of whether they intend to have the proposal included in our proxy materials, the shareholder must fulfill the requirements set forth in Dutch law and the articles of association, including satisfying both of the following criteria:

•

the Company must receive the proposed agenda item (supported by reasons) or proposed resolution in writing no later than 60 days before the date of the 2026 annual general meeting of shareholders (which date has not yet been declared by the Board of Directors); and

•	the number of shares held by the shareholder, or group of shareholders, submitting the proposed agenda item or proposed resolution must equal at least 3% of the Company’s issued share capital.

In response to a proposed agenda item or a proposed resolution referred to above, the Board of Directors can invoke a response period of up to 180 days as provided for by the Dutch Corporate Governance Code or a cooling-off period of up to 250 days as provided for by Dutch law.

All notices of proposals by shareholders, whether or not requested for inclusion in the Company’s proxy materials, should be sent to our principal executive offices, attention to our Chief Accounting Officer.

In addition to satisfying the foregoing requirements under Dutch law and our articles of association, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide the Company prior written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2026 (unless the date of 2026 annual general meeting of shareholders is changed by more than 30 days from the one-year anniversary of this year’s Annual General Meeting, in which case the deadline to deliver the notice will be the later of (i) 60 calendar days prior to the date of the annual meeting and (ii) the 10th calendar day following the day on which we first make a public announcement of the date of the annual meeting).

CURRENT DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The Board of Directors

Set forth below are the names and certain information about each of our directors as of April 15, 2025. The information presented includes each director’s age, term and principal occupation. Biographical information for each director, including the director nominees, is included below the table.

Name	Positions and Offices Held	Year in which Term Expires	Age
Executive Director
Michael Davidson, M.D.	Chief Executive Officer, Director	2025	68
Non-Executive Directors
John Kastelein, M.D., Ph.D. FESC	Chief Scientific Officer, Director	2027	71
William H. Lewis, J.D., M.B.A.	Chair, Director	2028	56
Mark C. McKenna	Vice Chair, Director	2025	45
Louis Lange, M.D., Ph.D.	Director	2028	76
Nicholas S. Downing, M.D.	Director	2027	40
John W. Smither	Director	2026	72
James N. Topper, M.D., Ph.D.	Director	2025	63
Janneke van der Kamp	Director	2026	50
Wouter Joustra	Director	2025	36
Adele Gulfo	Director	2025	62

Executive Director

Dr. Michael Davidson. Michael Davidson, M.D., has served as our Chief Executive Officer and executive director since November 2022. Dr. Davidson served NewAmsterdam Pharma as its Chief Executive Officer and an executive director from August 2020 to November 2022. Prior to joining NewAmsterdam Pharma, Dr. Davidson was the founder and Chief Executive Officer of Corvidia Therapeutics, Inc. from January 2016 until April 2018 and the Chief Science/Medical Officer from April 2018 until July 2020, when Corvidia was acquired by Novo Nordisk A/S for up to $2.1 billion. Dr. Davidson, who is a leading expert in the field of lipidology and was named in The Best Doctors in America for the past 15 years, is also currently a professor of medicine and director of the lipid clinic at the University of Chicago. Dr. Davidson co-founded and served as the Chief Medical Officer of Omthera Pharmaceuticals, Inc. in 2008, which was later acquired by AstraZeneca Pharmaceuticals in 2013 for up to $443 million. His research background encompasses both pharmaceutical and nutritional clinical trials including extensive research on statins, novel lipid-lowering drugs, and omega-3 fatty acids. Dr. Davidson is board-certified in internal medicine, cardiology, and clinical lipidology and served as President of the National Lipid Association from 2010 to 2011. Dr. Davidson currently serves on the board of directors of Tenax Therapeutics, Inc. (Nasdaq: TENX), Silence Therapeutics plc (Nasdaq: SLN) and BioAge Labs, Inc. (Nasdaq: BIOA). Dr. Davidson also serves on the boards of four private biotechnology companies, Sonothera, NanoPhoria Bioscience, Jocasta Neuroscience and Abcentra. Dr. Davidson received his B.A. and M.S. from Northwestern University and his M.D. from the Ohio State University School of Medicine.

We believe Dr. Davidson’s extensive experience in the field of cardiology and his prior management experience provide him the qualifications and skills to serve on the Board of Directors.

Non-Executive Directors

Dr. John Kastelein. John Kastelein, M.D., Ph. D. FESC, has served as our Chief Scientific Officer and non-executive director since November 2022. Dr. Kastelein co-founded NewAmsterdam Pharma in 2020 served as its Chief Scientific Officer and an executive director from January 1, 2020 to November 2022. Dr. Kastelein has also served as the chief executive officer of Vascular Research Network Inc. (“VRN”) since January 2013 and as the Chief Medical Officer of Staten Biotechnology B.V. since January 2018. Dr. Kastelein also serves as emeritus professor of medicine and was the chair of the department of vascular medicine at the Academic Medical Center of the University of Amsterdam. He serves on the advisory board of the Dutch Atherosclerosis Society. In 2011 he received the ZonMw Pearl for his research in the field of gene therapy. Dr. Kastelein also serves on the board of directors of North Sea Therapeutics Inc., VRN and Oxitope Pharma Inc. Dr. Kastelein also serves as an advisor to a number of biotech and pharmaceutical companies. Dr. Kastelein was awarded a doctorate in medicine (with honors) from the University of Amsterdam, trained in internal medicine at the Academic Medical Center of the University of Amsterdam, and trained in lipidology and molecular biology at the University of British Columbia in Vancouver. Dr. Kastelein published his first clinical research on CETP-inhibition in the New England Journal of Medicine in 1997.

We believe Dr. Kastelein’s deep scientific and medical knowledge about NewAmsterdam Pharma’s product candidate and his experience in senior management, provide Dr. Kastelein with the qualifications and skills to serve on the Board of Directors.

William H. Lewis, J.D., M.B.A. William H. Lewis has served as a member of the Board of Directors and Chair since January 2024. Mr. Lewis has more than 30 years of executive experience in the pharmaceutical and finance industries both in the United States and internationally. Mr. Lewis has served as President, Chief Executive Officer and director at Insmed Incorporated (“Insmed”) since 2012 and has served as Chair of Insmed’s board of directors since November 2018. Prior to joining Insmed in 2012, Mr. Lewis served as Co-Founder, President, and Chief Financial Officer of Aegerion Pharmaceuticals, Inc. from 2005 until 2011. Prior to Mr. Lewis’ time at Aegerion, he spent approximately 10 years working in investment banking in the United States and Europe. He also previously worked for the U.S. government. Mr. Lewis holds a J.D. with Honors and an M.B.A., both from Case Western Reserve University, and a B.A., cum laude, from Oberlin College. He is a member of the Board of Trustees of Case Western Reserve University and of BioNJ, the life sciences association for New Jersey.

We believe that Mr. Lewis’ significant experience as a public company executive in the life sciences industry and his other professional experience in the finance industry provide him the qualifications and skills to serve on the Board of Directors.

Mark C. McKenna. Mark C. McKenna has served as a temporary member of the Board of Directors since July 2024. Mr. McKenna is the founder, Chairman and Chief Executive Officer of Mirador Therapeutics, and currently serves as Chairman of the board of directors of Apogee Therapeutics, Inc. (Nasdaq: APGE) and a director at Spyre Therapeutics, Inc. (Nasdaq: SYRE). In addition, Mr. McKenna serves as a venture partner at Arch Venture Partners and Senior Advisor at Fairmount Funds. Previously, Mr. McKenna was President, Chief Executive Officer and Chairman of the Board of Directors of Prometheus Biosciences, Inc., which was acquired by Merck & Co, Inc. in June 2023. Earlier, Mr. McKenna was a corporate officer of Bausch Health and served as President of its subsidiary, Salix Pharmaceuticals, Inc. Prior to Salix Pharmaceuticals, Mr. McKenna spent more than a decade in various roles with Bausch + Lomb, also a division of Bausch Health, most recently as Senior Vice President and General Manager of its U.S. Vision Care business. Mr. McKenna was Ernst & Young’s Entrepreneur of the Year in 2023 and holds a B.S. in marketing from Arizona State University and an M.B.A. from Azusa Pacific University.

We believe that Mr. McKenna’s significant experience as a public company executive in the life sciences industry and his other professional experiences provide him the qualifications and skills to serve on the Board of Directors.

Dr. Louis Lange. Louis Lange, M.D., Ph.D., has served as a member of the Board of Directors since November 2022. Dr. Lange previously served on the NewAmsterdam Pharma board from 2021 to November 2022. Dr. Lange previously served as the chief of cardiology and a professor of medicine at the Washington University School of Medicine and was one of the early academicians in molecular cardiology. Dr. Lange founded and served as the chief executive officer and chairman of CV Therapeutics, Inc. (Nasdaq: CVTX) from 1990 until 2019, and as a senior advisor to Gilead Sciences, Inc. from 2009 until 2019, following its acquisition of CV Therapeutics. Dr. Lange currently serves as a general partner with Asset Management Ventures. Dr. Lange also serves on the board of directors of private companies Stealth Biotherapeutics Corp., Amygdala Neurosciences, Inc. and Incendia Therapeutics, Inc. Dr. Lange previously served on the board of directors of Audentes Therapeutics, Inc. (sold to Astellas Pharma Inc.) and CymaBay Therapeutics (acquired by Gilead). Dr. Lange has a Bachelor’s degree from the University of Rochester, an M.D. from Harvard University and a Ph.D. in Biological Chemistry, also from Harvard University.

We believe that Dr. Lange’s board experience, medical background and experience as a public company officer, provide Dr. Lange with the qualifications and skills to serve on the Board of Directors.

Dr. Nicholas S. Downing. Nicholas S. Downing, M.D., has served as a member of the Board of Directors since November 2022. Dr. Downing currently serves as a Managing Director of Bain Capital Life Sciences, L.P., a private equity fund that invests in biopharmaceutical, specialty pharmaceutical, medical device, diagnostics and enabling life science technology companies globally, which he joined in 2018. Prior to joining Bain Capital, Dr. Downing was a resident physician at the Brigham and Women’s Hospital in Boston, where he cared for patients on the inpatient medical service and in the outpatient clinic. Throughout his medical career, Dr. Downing has been an active health policy researcher and is the author of more than 40 articles in peer-reviewed scientific literature. Prior to his medical career, Dr. Downing was a consultant at McKinsey and Company where he worked with clients in the pharmaceutical, hospital and financial services industries on a wide range of strategic problems. Dr. Downing graduated from Harvard College magna cum laude with a degree in chemistry. He received an M.D. cum laude from Yale University School of Medicine.

We believe that Dr. Downing’s medical experience, as well as his experience investing and serving on the boards of life science companies provide Dr. Downing with the qualifications and skills to serve on the Board of Directors.

John W. Smither. John Smither has served as a member of the Board of Directors since January 2023. Mr. Smither previously served as the Chief Financial Officer of Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT) from May 2019 until March 2021, and again as Interim Chief Financial Officer from September 2023 to April 2024, and the Chief Financial Officer of Sienna Biopharmaceuticals, Inc. (Nasdaq: SNNA) from April 2018 until March 2019. Mr. Smither also served as the interim Chief Financial Officer at Kite Pharma (a Gilead Sciences, Inc. company) from October 2017 until April 2018 during its integration with Gilead. Mr. Smither presently serves on the board of directors of Genelux serving as chair of its compensation committee and as a member of its audit committee. Mr. Smither also served on the board of directors and audit committee chair of eFFECTOR Therapeutics, Inc. (Nasdaq: EFTR) from March 2018 to September 2023 and Applied Molecular Transport, Inc. (Nasdaq: AMTI) from January 2022 to December 2023. Mr. Smither also served as a member of the nomination and corporate governance committee of eFFECTOR Therapeutics and the compensation committee of Applied Molecular Transport. Mr. Smither previously served on the board of directors of Achaogen, Inc. and Principia Biopharma Inc and as the chair of their audit committees. Mr. Smither also has 15 years’ experience as a practicing CPA (inactive), including time spent as an audit partner with Ernst & Young LLP.

We believe that Mr. Smither’s experience as the Chief Financial Officer for a number of public companies and his experience serving on the board of directors and audit committees of other public life science companies provide Mr. Smither with the qualifications and skills to serve on the Board of Directors.

Dr. James N. Topper. James N. Topper, M.D., Ph.D., has served as a member of the Board of Directors since November 2022. Dr. Topper previously served as FLAC’s Chief Executive Officer and Chairman of the FLAC Board of Directors from October 2020 until November 2022. Dr. Topper currently serves as a Managing Partner of Frazier Life Sciences (“Frazier”). He joined Frazier in 2003 and opened Frazier’s Menlo Park office in the same year. Throughout his tenure as a Managing Partner, Dr. Topper has invested across over 35 companies encompassing a broad spectrum of life science and biopharmaceutical companies. Dr. Topper has led and served as a board member for many of Frazier’s successful life sciences investments, including Acerta Pharma BV (sold to AstraZeneca), Alpine Immune Sciences (sold to Vertex), Amunix Pharmaceuticals, Inc. (sold to Sanofi), Aptinyx Inc. (Nasdaq: APTX), Calistoga Pharmaceuticals, Inc. (co-founder, sold to Gilead Sciences), Entasis Therapeutics Holdings Inc. (sold to Innoviva), Frazier Lifesciences Acquisition Corporation, Mavupharma (sold to AbbVie), Rempex (sold to The Medicines Company), Incline (co-founder, sold to The Medicines Company), Alnara (sold to Lilly), Portola, Inc. (co-founder, Nasdaq: PTLA), Phathom Pharmaceuticals Inc. (Nasdaq: PHAT), CoTherix, Inc (sold to Actelion), and Threshold Pharmaceutical, Inc. (Nasdaq: THLD). He currently represents Frazier on the boards of companies such as Phathom Pharmaceuticals, Inc. (Nasdaq: PHAT), Lassen Therapeutics, Seraxis Holdings, Inc., Enlaza Therapeutics, Inc., Attovia Therapeutics, Inc., Architect Therapeutics and Serum Detect, Inc. In 2011 and 2016, Dr. Topper was named to the Midas List of leading venture capitalists, and in 2013, Dr. Topper was recognized by Forbes as a top ten healthcare investor. Dr. Topper received his M.D. and Ph.D. in Biophysics from Stanford and his B.S. from the University of Michigan.

We believe that Dr. Topper’s experience overseeing Frazier’s investments in biotechnology, his experience in senior management positions and his significant knowledge of industry, medical and scientific matters, provide Dr. Topper with the qualifications and skills to serve on the Board of Directors.

Janneke van der Kamp. Janneke van der Kamp has served as a member of the Board of Directors since April 2023. Ms. van der Kamp currently serves as the Chief Executive Officer of Norgine. Prior to this, she was Chief Commercial Officer of Grünenthal and previously spent two decades in roles of increasing responsibility at Novartis, ultimately serving on the Pharma Executive Committee as Global Head of Product & Portfolio Strategy from 2016 to 2018 and then Head of Pharma Region Europe from 2019 until 2022. While at Novartis, Ms. van der Kamp supported the launch of Novartis’ key cardiovascular disease medicines, as well as the company’s efforts in immunology, dermatology, neuroscience, ophthalmology, and respiratory disease. Ms. van der Kamp received her M.S. in chemistry from Utrecht University and M.B.A. from INSEAD.

We believe that Ms. van der Kamp’s operational experience in the pharmaceutical industry and business development experience provide Ms. van der Kamp that qualifications and skills to serve on the Board of Directors.

Wouter Joustra. Wouter Joustra has served as a temporary member of the Board of Directors since July 2024. Mr. Joustra currently serves as a General Partner at Forbion, a leading global life sciences venture capital firm with deep expertise in Europe, where his responsibilities include deal origination, general portfolio management and divestment strategies. Prior to joining Forbion in 2019, Mr. Joustra was a Senior Trader and Executive Board member of the life sciences franchise at Kempen, a European boutique investment bank, where he was responsible for managing Kempen’s trading portfolio and was involved in deal structuring, equity capital markets transactions, and larger block trades. Mr. Joustra currently serves on the board of directors of VectorY Therapeutics, Beacon Therapeutics, EnGene Holdings Inc. (Nasdaq: ENGN), Navigator Medicines and Verdiva Bio. Mr. Joustra previously served as a member of the board of directors of several companies, including Gyroscope Therapeutics Holdings plc until the closing of its acquisition by Novartis AG in February 2022, VectivBio AG (Nasdaq: VECT) from December 2022 until the closing of its acquisition by Ironwood Pharmaceuticals, Inc. in December 2023, Aiolos Bio, Inc. until the closing of its acquisition by GSK plc in February 2024 and Forbion European Acquisition Corporation, a special purpose acquisition company, until its completion of the business combination with EnGene Holdings Inc. in October 2023. Mr. Joustra holds an M.Sc. in Business Administration and a B.Sc. in International Business and Management from the University of Groningen.

We believe that Mr. Joustra’s board experience and significant experience as an investor in the life sciences industry provide him the qualifications and skills to serve on the Board of Directors.

Adele Gulfo. Adele Gulfo has served as a temporary member of the Board of Directors since April 2025. Ms. Gulfo currently serves on the Board of Directors of Tyra Biosciences, Inc., a publicly traded biotechnology company, and Enpro Inc., a publicly traded industrial technology firm. She is also a member of the Innovation Growth Board at Mass General Brigham, the largest hospital-based research enterprise in the United States. Ms. Gulfo most recently served as Chief Executive Officer at Biopharma Commercial Unit at Sumitomo Pharma America, Inc. (“Sumitomo”), where she led the organization to significant revenue growth and delivered significant profit improvement across a diverse portfolio spanning oncology, rare disease, urology, neurology, and women’s health. Previously, she was Chief Commercial and Business Development Officer at Sumitovant Biopharma, Inc. (“Sumitovant”) from 2020 to 2023 until its integration into Sumitomo. Prior to that, she served as Chief Commercial Development Officer at Roivant Sciences Ltd., where she played a key role in the formation of Sumitovant and was instrumental in the launch preparations and commercialization of several key brands, including ORGOVYX® (prostate cancer), GEMTESA® (overactive bladder), RETHYMIC® (congenital athymia), and MYFEMBREE® (women’s health). Earlier in her career, Ms. Gulfo held several senior leadership roles at Pfizer Inc. (“Pfizer”), including President and General Manager of Pfizer’s U.S. Primary Care Business Unit and Country Manager for Pfizer’s U.S. Biopharma Business, where she oversaw market access and commercial operations across the Primary Care, Specialty, and Oncology divisions. Ms. Gulfo holds a B.S. in Biology from Seton Hall University and an M.B.A. in Marketing from Fairleigh Dickinson University.

We believe that Ms. Gulfo’s extensive experience as an executive in the life sciences and in particular her experience with the commercial launch of multiple therapies, provide her the qualifications and skills to serve on the Board of Directors.

Arrangements and Understandings

Drs. Topper and Downing were designated to serve on the Board of Directors by Frazier Lifesciences, and Dr. Davidson, Dr. Kastelein and Dr. Lange were initially designated by NewAmsterdam Pharma pursuant to the terms of the Business Combination Agreement (as defined below). See the section entitled “Corporate Governance” for more information.

Our Executive Officers

The following table sets forth certain information concerning our executive officers as of April 15, 2025.

Name	Position(s)	Age
Michael Davidson, M.D.	Chief Executive Officer	68
Juliette Audet	Chief Business Officer	39
William “BJ” Jones	Chief Commercial Officer	61
John Kastelein, M.D., Ph.D. FESC	Chief Scientific Officer	71
Douglas Kling	Chief Operating Officer	52
Louise Kooij	Chief Accounting Officer	49
Ian Somaiya	Chief Financial Officer	51

Dr. Michael Davidson. Dr. Davidson’s biography is included in the section above titled “—The Board of Directors.”

Juliette Audet. Juliette Audet has served as the Company’s Chief Business Officer since April 2024. Ms. Audet previously served on the NewAmsterdam Pharma board from November 2020 until April 2024. Prior to joining NewAmsterdam Pharma, Ms. Audet was a partner at Forbion from January 2021 until March 2024 and before that, a principal at Forbion from October 2019 until December 2020. Prior to joining Forbion, Ms. Audet was a Principal at Novartis Venture Fund based in Cambridge, Massachusetts from January 2018 until July 2019. Ms. Audet received an M.B.A., with distinction, from Harvard Business School and her M.Sc in physics from EPFL (Lausanne, Swiss Federal Institute of Technology).

William “BJ” Jones. BJ Jones joined the Company in August 2023 as its Chief Commercial Officer where he is responsible for building and leading all commercial and medical affairs functions, including marketing, market access, sales, medical science engagement and enterprise operations. Prior to joining the Company, Mr. Jones most recently served as Chief Commercial Officer, Migraine and Common Diseases of Biohaven Pharmaceuticals Holding Company Ltd., a biopharmaceutical company, from April 2019 to December 2022, where he was responsible for building the company’s commercial capability and launching its first FDA-approved product (Nurtec ODT), including through Biohaven’s acquisition by Pfizer in October 2022. Prior to Biohaven, Mr. Jones served as Vice President, Head of Sales and Commercial Operations for the general medicine business unit of Takeda Pharmaceutical Company Limited (NYSE: TAK) from January 2016 to March 2019. Mr. Jones currently serves on the board of directors of Apogee Therapeutics, Inc. (Nasdaq: APGE) and Annexon Biosciences, Inc. (Nasdaq: ANNX). Mr. Jones received a B.S. in human factors engineering from the U.S. Air Force Academy, an M.S. in industrial engineering from Texas A&M University and an M.B.A. from the Stanford University Graduate School of Business.

Dr. John Kastelein. Dr. Kastelein’s biography is included in the section above titled “—The Board of Directors.”

Douglas Kling. Douglas Kling joined the Company in March 2021 as its Chief Operating Officer. Prior to joining NewAmsterdam Pharma, Mr. Kling served as the Senior Vice President of Clinical Development at Corvidia Therapeutics, Inc. from December 2017 until February 2021. From March 2015 until November 2017, Mr. Kling served as the Senior Vice President, Clinical Development at Matinas BioPharma Holdings, Inc. Mr. Kling earned a B.S. from Duke University and an M.B.A. from Rutgers Business School.

Louise Kooij. Louise Kooij joined the Company as its Chief Financial Officer in May 2020. In January 2023, Ms. Kooij was appointed as the Company’s Chief Accounting Officer and served in that role until March 2023 when she was appointed Interim Chief Financial Officer. In October 2023 Ms. Kooij was appointed as the Company’s Chief Accounting Officer. Ms. Kooij previously spent 18 years working in various finance roles at Genzyme Europe B.V. (“Genzyme”), a multinational biotechnology company. During her tenure at Genzyme, she led the European and Global FP&A team, many European finance projects, the European integration of Genzyme into Sanofi, the integration of acquisitions into Sanofi, the European Business Operations Team as well as the Rare Disease unit in Central and Eastern Europe. Before joining Genzyme, Ms. Kooij worked as a certified auditor at PricewaterhouseCoopers as well as other audit firms for seven years. Since May 2020, Ms. Kooij has also served as an independent consultant in the role of chief financial officer to other private biotechnology start-ups. Ms. Kooij received a master’s degree from Nyenrode Business University and her auditing degree from Hogeschool Markus Verbeek.

Ian Somaiya. Ian Somaiya joined the Company in October 2023 as its Chief Financial Officer. Mr. Somaiya has over 25 years of experience in finance and biotechnology. Most recently, Mr. Somaiya served as the Chief Financial and Business Officer at Elucida Oncology, Inc. from November 2021 until July 2023, were he was responsible for fundraising and overall corporate strategy. From April 2018 until November 2021, Mr. Somaiya served as the Chief Financial Officer of TCR2 Therapeutics, Inc. (“TCR2”) where he successfully navigated the company through its initial public offering and two follow-on equity financings, raising more than $350 million in the aggregate. During his tenure at TCR2, Mr. Somaiya led the company’s finance and public company reporting functions, as well as the business development and investor relations functions. Prior to joining TCR2, Mr. Somaiya spent over 20 years on Wall Street where he conducted extensive research on more than 100 biotechnology companies across diverse therapeutic areas, technology platforms and stages of development. Mr. Somaiya served as a Managing Director and Head of Biotechnology Research at BMO Capital Markets and served as a Managing Director and Equity Analyst at Nomura Securities Co. Ltd., Piper Jaffray Companies and Thomas Weisel Partners Group, Inc. Mr. Somaiya began his career as a research analyst at Morgan Stanley and Prudential Securities and was recognized as “Best on the Street” by the Wall Street Journal for his coverage on biotechnology in 2006, 2007 and 2008. Mr. Somaiya received a Bachelor of Arts degree in biology and neuroscience from New York University.

Family Relationships

There are no family relationships among any of our executive officers or directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our executive compensation program for the fiscal year ended December 31, 2024. This CD&A is intended to be read in conjunction with the compensation tables that immediately follow this section, which provide historical compensation information for our following NEOs:

Name	Position
Michael Davidson, M.D.	Chief Executive Officer
Ian Somaiya	Chief Financial Officer
John Kastelein, M.D., Ph.D. FESC	Chief Scientific Officer
Juliette Audet	Chief Strategy and Business Officer
Douglas Kling	Chief Operating Officer

Executive Compensation Philosophy and Objectives

We maintain a shareholder-approved, formal, written compensation policy consistent with Dutch law. The compensation policy provides that the amount, level and structure of compensation should contribute to the Company’s strategy, long-term interests and sustainability by:

•

attracting, retaining and motivating highly skilled individuals with the qualities, capabilities, profile and experience needed to support and promote the growth and sustainable success of the Company and its business;

•

driving strong business performance, promoting accountability and incentivizing the achievement of short and long-term performance targets with the objective of furthering long-term value creation in a manner consistent with the Company’s identity, mission and values;

•	assuring that the interests of the Company’s directors are closely aligned to those of the Company, its business and its stakeholders; and

•

ensuring overall market competitiveness of the compensation packages, while providing the Board of Directors sufficient flexibility to tailor the Company’s compensation practices on a case-by-case basis, depending on the market conditions from time to time.

To achieve these objectives, the Compensation Committee regularly evaluates our executive compensation program to determine components of compensation and establish compensation levels that are appropriate based on each executive’s level of experience, performance, growth potential, job responsibility and criticality of role, and that align with the Company’s size and stage.

Executive Compensation Components

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based cash bonuses and long-term incentive equity grants. We also provide our executive officers with severance and change-in-control benefits, as well as other benefits available to all our employees, including retirement benefits under the Company’s U.S. 401(k) plan, retirement arrangements for employees in other countries and participation in employee benefit plans. The following chart summarizes the key features and objectives of the three main elements of compensation.

Element	Description	Objectives
Base Salary	• Fixed cash compensation. • Determined based on each executive officer’s role, individual skills, experience, performance, and external market value.	• Provide stable compensation to executive officers, allow the Company to attract and retain skilled executive talent and maintain a stable leadership team.

Short-Term Incentives: Annual Bonus Plan	• Variable cash compensation based on the level of achievement of pre-determined annual corporate goals and personal performance.	• Promote and reward the achievement of key annual strategic, business and operational goals.

Long-Term Incentives: Equity-Based Compensation	• Variable equity-based compensation. • Share options: Right to purchase shares at a price equal to the share price on the grant date.	• Motivate and reward achievement of multi-year strategic goals and delivery of sustained long-term value to shareholders, as well as attract and retain executive officers.

Compensation Program Governance

The Compensation Committee assesses the effectiveness of our executive compensation program from time to time and reviews risk mitigation and governance matters, which includes maintaining the following best practices:

What We Do
☑ Pay for Performance	The majority of total executive compensation is variable and at-risk.

☑ Balance Short- and Long- Term Compensation	The allocation of incentives among annual cash incentives and long-term equity incentives does not over-emphasize short-term performance at the expense of achieving long-term goals.

☑ Combination of Balanced Performance Metrics	We use a diverse set of milestone performance metrics in our annual performance bonus plan to ensure that no single measure affects compensation disproportionately.

☑ Independent Compensation Consultant	The Compensation Committee has engaged an independent compensation consultant to provide information and advice for use in Compensation Committee decision-making.

☑ Peer Data	We develop a peer group of companies based on industry, development stage, therapeutic focus, research and development expense, market capitalization, employee headcount, and number of years as a public company to reference for compensation decisions.

☑ Clawback	We maintain a clawback policy compliant with SEC and Nasdaq rules.

☑ Double Trigger Change- in-Control Provisions	We entered into agreements with each of the NEOs that provide certain financial benefits if there is both a change in control and a termination of employment (a “double trigger”). A change in control alone would not trigger cash severance pay.

What We Don’t Do

✗ No Hedging or Pledging of Company Securities	We prohibit officers and non-employee directors from engaging in hedging, pledging or short sale transactions in Company securities.

✗ No Perks	We do not provide material perquisites to executive officers.

✗ No Excise Tax Gross-Ups	We do not provide excise tax gross-ups.

✗ No Share Options Below Fair Market Value	We do not grant share options with an exercise price below fair market value.

✗ No Guaranteed Compensation	We do not have agreements with our NEOs that provide any guarantees relating to base salary increases or the amounts of any annual cash incentive awards or long-term equity awards.

✗ No Special Retirement Benefits	We do not provide defined benefit pension arrangements or post-retirement health coverage for our executive officers or employees. Our NEOs and other executives are eligible to participate in our 401(k) plan (U.S.) or personal pension plan on the same basis as our other employees.

✗ No Share Option Repricing	We do not permit repricing of share options or share appreciation rights without shareholder approval.

Compensation Determination Process

Role of our Shareholders

Our shareholders have adopted a formal, written compensation policy in accordance with Dutch law. Changes to the compensation policy will require a vote of the General Meeting by simple majority of votes cast. The Board of Directors and the Compensation Committee determine the compensation of individual directors and executive officers with due observance of the compensation policy to the extent applicable.

We are conducting, for the first time, the advisory vote to approve the compensation of named executive officers and the advisory vote regarding frequency of future shareholders’ advisory votes on the compensation of named executive officers, as a result of the loss of our status as an “emerging growth company” as of December 31, 2024.

Role of the Compensation Committee

The Compensation Committee establishes the compensation philosophy and objectives (in accordance with the compensation policy), determines the structure, components and other elements of executive compensation, and reviews and approves the compensation of the NEOs or recommends it for approval by the Board of Directors. The Compensation Committee structures the executive compensation program to accomplish its articulated compensation objectives in light of the compensation philosophy described above.

The Compensation Committee annually reviews compensation policies and procedures to determine if any updates are needed. The Compensation Committee also approves, or recommends to the Board of Directors for approval, the corporate objectives associated with our annual performance-based cash incentive program, as well as assessing the Company’s performance against those corporate objectives after the end of the year or making a recommendation to the Board of Directors as to the extent to which the Company has met those corporate objectives.

The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines executive compensation on an annual basis, typically at the beginning of each fiscal year; however, decisions may occur during the year for new hires, promotions or other special circumstances as the Compensation Committee determines appropriate.

Role of the CEO and Management

The Compensation Committee generally seeks the input of our Chief Executive Officer (“CEO”) when discussing the performance of, and compensation for, our executive officers, including the NEOs other than the CEO. Our CEO is instrumental in developing both our annual and long-term strategic objectives and goals, which are reviewed and approved by the Compensation Committee and the Board of Directors. Our CEO is also instrumental in providing perspective on our performance against those goals.

Our CEO reviews the performance of the other executive officers, including the other NEOs, annually and presents his conclusions to the Compensation Committee. Our CEO then provides corresponding compensation recommendations, including as to base salary adjustments, annual performance-based cash compensation targets and payouts, and equity awards. The Compensation Committee considers the CEO’s input as one factor in its deliberations to determine the compensation of our executive officers, including the other NEOs. The Compensation Committee gives significant weight to the recommendations of the CEO in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by the CEO.

While the CEO may attend Compensation Committee meetings, the CEO may not be present during voting or deliberations on his compensation and does not play a role in determining his compensation.

In addition, other members of management may attend Compensation Committee meetings to provide background information or advice, or to answer questions posed by members of the Compensation Committee, including with respect to the financial, accounting, tax and retention implications of various compensation decisions.

Role of the Independent Compensation Consultant

The Compensation Committee recognizes that there is value in procuring independent, objective expertise in connection with fulfilling its duties, and pursuant to its charter, the Compensation Committee has the authority to select and retain advisors to assist it with carrying out its duties and responsibilities.

The Compensation Committee has engaged the services of an independent compensation consultant, the Human Capital Solutions practice of Aon plc (“Aon”), to assist it in connection with making executive compensation decisions. The Compensation Committee has worked with Aon to develop a peer group, to provide a competitive market analysis of the base salary, annual performance-based cash incentive awards and long-term incentive compensation of our executive officers compared against the peer group, and to review other market practices and trends with respect to executive compensation.

The Compensation Committee annually assesses the independence of Aon pursuant to SEC and Nasdaq rules. In 2024, the Compensation Committee assessed the independence of Aon consistent with Nasdaq listing standards and concluded that the engagement of Aon does not raise any conflict of interest.

While the Compensation Committee took into consideration the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation.

Consideration of Comparative Market Data

The Compensation Committee believes that obtaining relevant market and benchmark data is important to making determinations about executive compensation. This information provides a solid reference point and helpful context for making compensation decisions, even though, relative to other companies, there are differences and unique aspects of the Company.

With Aon’s assistance and input, the Compensation Committee annually adopts a peer group of companies that it uses as a reference group to provide a broad perspective on competitive pay levels and practices.

In doing so, the Compensation Committee seeks to approve a peer group that is representative of the sector in which we operate and includes companies within an appropriate defined range in terms of key attributes.

In October 2023, the Compensation Committee determined that our peer group for determining the compensation of our NEOs in 2024 would consist of Phase 2 and Phase 3 biopharmaceutical/biotechnology companies. In general, the selection criteria consisted of the following:

•	market capitalizations between one-third and three times the market capitalization of the Company;

•	annual revenues less than $100 million;

•	fewer than 150 employees; and

•	preference given to companies that went public within the last five years.

Based on these criteria, the peer group for setting 2024 compensation consisted of the following 24 companies:

4D Molecular Therapeutics, Inc.	Humacyte, Inc.	PMV Pharmaceuticals, Inc.
89bio, Inc.	IDEAYA Biosciences, Inc.	Replimune Group, Inc.
Akero Therapeutics, Inc.	Immunovant, Inc.	Scholar Rock Holding Corporation
Belite Bio, Inc.	Inhibrx, Inc.	Structure Therapeutics Inc.
Cogent Biosciences, Inc.	Keros Therapeutics, Inc.	Tarsus Pharmaceuticals, Inc.
Crinetics Pharmaceuticals, Inc.	Krystal Biotech, Inc.	Ventyx Biosciences, Inc.
Cullinan Oncology, Inc.	Madrigal Pharmaceuticals, Inc.	Vera Therapeutics, Inc.
Erasca, Inc.	Pliant Therapeutics, Inc.	Viking Therapeutics, Inc.

The Compensation Committee utilizes the compensation of executive officers of the companies in this peer group as one reference point in the compensation-setting process along with various other factors, such as the executive’s performance, experience, and competitive market conditions.

Additionally, when considering the establishment of 2024 compensation levels for our NEOs, the Compensation Committee, upon recommendation from Aon, supplemented the 2024 peer group long-term incentive market data with data derived from the Radford 2023 Global Life Science Survey for public pre-commercial biopharma companies with under 150 employees. This survey data was used to obtain a general understanding of the compensation practices of companies similar to ours at the time.

The Compensation Committee believes that the compensation practices of our peer group, together with the data derived from the Radford 2023 Global Life Science Survey, provided us with appropriate compensation reference points for evaluating and determining the compensation of our NEOs during 2024.

2024 Executive Compensation Program

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based cash bonus, and long-term incentive equity compensation.

CEO and NEO Pay Mix

Though the Compensation Committee has not adopted any formal or informal policies or guidelines that specify the allocation of compensation between these three elements, consistent with our “pay-for-performance”

philosophy, the Compensation Committee has determined that NEO compensation packages must include an emphasis on and substantial portion of variable, at-risk pay while ensuring adequate base salary to attract and retain talent. The Compensation Committee considers compensation to be at-risk if it is subject to performance-based payment or vesting conditions or if its value depends on share price appreciation.

Our executive compensation is linked strongly to the performance of the business, with a majority of annual target compensation being variable and at-risk. In 2024, 90% of the total target compensation for the CEO was at-risk and 77% of the total target compensation for all other NEOs was at-risk. The following pay mix pie chart graphics illustrate our emphasis on variable, at-risk pay and long-term incentives.

CEO Pay Mix

10%
Fixed
Base
10%
Short-Term
15%
Long-Term 85%
Bonus
5%
Options
85%
90%
Variable

Other NEO Pay Mix

Base
23%
23%
Fixed
Short-Term
32%
Long-Term 68%
Bonus
10%
Options
67%
77%
Variable

The percentages of target total direct compensation as calculated above are based on the annualized 2024 base salary, the 2024 annual cash incentive compensation opportunity (assuming achievement at the target level), and the grant date fair value of the annual option grants to NEOs. Each compensation element is described in this section and outlined in more detail in the Summary Compensation Table and Grants of Plan-Based Awards table below.

Base Salary

We provide our executive officers with fixed cash compensation in the form of a base salary. In establishing base salaries, the Compensation Committee exercises its judgment and discretion and considers several factors, including the performance of the individual executive officer, the officer’s potential to contribute to our long-term strategic goals, the officer’s role and scope of responsibilities within our Company, individual experience and skills, the officer’s compensation as compared to similarly situated executives at comparable companies in our peer group, competitive market dynamics for the position, and (with respect to other NEOs) the input of our CEO. None of our NEOs is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual base salaries for our NEOs for the positions they held as of December 31, 2024, as compared with their annual base salaries as of December 31, 2023, were as follows:

NEO	2024 Base Salary ($)	2023 Base Salary ($)	% Change
Michael Davidson, M.D.	621,300	569,000	9%
Ian Somaiya(1)	468,000	450,000	4%
John Kastelein, M.D., Ph.D. FESC(2)	486,046	459,346	6%
Juliette Audet(3)	429,672	N/A	N/A
Douglas Kling	500,000	N/A	N/A

(1)	The 2023 base salary for Mr. Somaiya represents his annualized compensation. Mr. Somaiya was paid a pro rata amount for the portion of the year he served, which started from October 2023.

(2)

Dr. Kastelein is paid his salary and bonus in Euros. The table above presents Dr. Kastelein’s compensation converted into USD at a rate of $1.0824 per Euro, which was the average exchange rate as published by the European Central Bank for 2024.

(3)

Ms. Audet is paid her salary and bonus in Swiss francs. The table above presents Ms. Audet’s annualized compensation converted into USD at a rate of $1.1337 per Swiss franc, based upon a nine-month average rate during the period from April 1, 2024 through December 31, 2024.

Annual Performance-Based Cash Bonus

The annual cash incentive bonus plan (the “Annual Bonus Plan”) is a cash-based plan that rewards executive officers for the achievement of key short-term objectives. The structure of the Annual Bonus Plan incentivizes executive officers to achieve research, clinical, operational, and organizational results that the Compensation Committee views as critical to the execution of our business strategy.

For the NEOs, the amount of the payout, if any, under the Annual Bonus Plan is based on operational performance as well as individual performance. The Annual Bonus Plan gives considerable weight to achievement of key corporate and individual goals, while providing the Compensation Committee with the ability to exercise its best judgment in determining the overall level of achievement of such goals.

Target Opportunities. The Compensation Committee determines the target cash incentive opportunity available to each NEO by taking the individual’s annual base salary in effect for the year and multiplying it by the individual’s target incentive percentage. Among other factors, the target incentive percentages are determined with reference to the peer group company percentages of salary for the respective positions and the proportion of total direct compensation represented by the annual cash incentive. For 2024, our NEOs had the following annual cash bonus targets:

NEO	2024 Target Annual Bonus Opportunity as a % of Base Salary
Michael Davidson, M.D.	50%
Ian Somaiya	45%
John Kastelein, M.D., Ph.D. FESC	40%
Juliette Audet	40%
Douglas Kling	40%

Corporate Performance Goals. As a pre-commercial biopharmaceutical company, we do not have material revenue or profits at this stage, and our success is measured by achievement of research and development milestones and other key strategic and operational goals.

In evaluating corporate performance, the Compensation Committee considered our achievement against the 2024 corporate goals as follows:

•	Clinical development goals to progress our product candidate (relative weighting 40%, or plus 75% upon achievement of stretch goals);

•	Chemistry, Manufacturing and Controls goals relating to on-time supply for clinical trials and launch readiness (5%);

•	Finance goals of assuring adequate funding for current activities and a reasonable runway (20%);

•

Intellectual Property, Operations and Business Development goals related to patents, trademarks and regulatory requirements, hiring for new key positions, and initiating various business development activities (15%, or plus 25% upon achievement of stretch goals); and

•	Commercial / Medical Affairs goals, including the development and execution of launch plan in multiple markets (20%).

Corporate Performance Goals and Related Payouts. If we do not achieve an objective of corporate performance, there is no corresponding amount to be included in the payout related to that element. If we achieve the objective, the Compensation Committee will authorize a payout of the portion of the overall opportunity allocated to that element; if we exceed the objective by achieving a stretch goal, the Compensation Committee may, in its discretion, authorize a higher payout, but the total payout will not exceed 200% of an executive’s overall target incentive.

2024 Achievement of Corporate Goals. In January 2025, the Compensation Committee met to consider how the Company had performed against corporate performance goals. While the Compensation Committee considered management’s views regarding their 2024 achievements, the Compensation Committee made an independent determination regarding corporate performance, which included consideration of the following:

Clinical Research

In 2024, we announced updated clinical results for the following:

•

In April, we announced that we met the enrollment target for PREVAIL, the Phase 3 clinical trial evaluating obicetrapib in adult patients with a history of ASCVD, whose LDL-C is not adequately controlled, despite being on maximally tolerated lipid-lowering therapy. Driven by strong patient and physician interest globally, we extended enrollment to the end of April and randomized over 9,500 patients.

•

In May, we announced the initiation of REMBRANDT, a Phase 3 clinical trial evaluating obicetrapib and ezetimibe against placebo on coronary atherosclerotic plaque characteristics in adults with or at high-risk for atherosclerotic cardiovascular disease.

•

In July, we announced positive statistically significant results from BROOKLYN, the first of two pivotal Phase 3 trials of obicetrapib. This trial evaluated the efficacy and safety of 10 mg obicetrapib compared to placebo and showed that obicetrapib has a substantial and rapid effect on LDL levels. Obicetrapib was also observed to be well tolerated, with safety results comparable to placebo and no increase in blood pressure.

•

In November, we announced positive topline results from TANDEM, the Phase 3 trial evaluating obicetrapib and ezetimibe fixed-dose combination. These results will support our global regulatory filings for the 10 mg obicetrapib and 10 mg ezetimibe fixed-dose combination in adult patients with HeFH and/or ASCVD or multiple ASCVD risk factors, which will potentially offer a simple, once-daily treatment capable of significantly reducing LDL-C and improve cardiovascular outcomes.

•

In December, we announced positive topline data from a pivotal Phase 3 BROADWAY clinical trial evaluating obicetrapib in patients with atherosclerotic cardiovascular disease and/or heterozygous familial hypercholesterolemia.

Corporate

•

In February, we completed an upsized public offering of 5,871,909 ordinary shares and 4,736,841 pre-funded warrants, generating net proceeds of $190.0 million after deducting underwriting discounts and commissions and offering expenses payable by the Company. The offering attracted several new and existing investors.

•	In April, we appointed Juliette Audet as Chief Business Officer.

•

In June, we announced the USPTO issued U.S. Patent No. 12,006,305, titled “Salts of Obicetrapib and Processes for their Manufacture and Intermediates Thereof.” The patent contains claims covering amorphous obicetrapib hemicalcium, the solid form that will be used in the Company’s products and will be listed in the FDA’s “Orange Book” as a drug substance patent, if approved. The issuance of this composition of matter patent provides intellectual property protection for obicetrapib until July 2043.

•

In December, we completed an upsized public offering of 14,667,347 ordinary shares and 4,882,653 pre-funded warrants, generating net proceeds of $453.4 million after deducting underwriting discounts and commissions and offering expenses payable by the Company. The offering attracted several new and existing investors.

Individual Performance. In determining Annual Bonus Plan payouts, the Compensation Committee also evaluated the individual performance of our NEOs. The Compensation Committee views the inclusion of individual performance as an important component of the annual cash bonus plan because it motivates the NEOs for individual performance, even if overall corporate performance is lower. In assessing the individual performance of our NEOs, the Compensation Committee, with the input of our CEO for the non-CEO NEOs, considered each such officer’s individual contributions to the achievement of our 2024 goals, and the officer’s individual performance in helping to execute on our strategic and operating initiatives.

Overall Payouts. Based on the assessment described above, the Compensation Committee recommended, and the Board of Directors determined, that the Company’s corporate performance exceeded the 2024 goals. The Compensation Committee determined an overall 2024 performance level, as determined with reference to both corporate performance and individual performance. The amounts of the annual bonus awards for 2024 were determined as follows:

NEO	Base Salary ($)	Target Annual Bonus %	Target Incentive Amount ($)	Overall Performance %	Payout ($)
Michael Davidson, M.D.	621,300	50%	310,650	160%	497,040
Ian Somaiya	468,000	45%	210,600	175%	368,550
John Kastelein, M.D., Ph.D. FESC(1)	486,046	40%	186,946	175%	327,031
Juliette Audet(2)(3)	424,480	40%	169,792	150%	188,406
Douglas Kling	500,000	40%	200,000	200%	399,974

(1)	The 2024 target incentive and payout amounts for Mr. Kastelein have been converted from Euros to USD at an exchange rate of 1 Euro to $1.0404 USD.
(2)	The 2024 target incentive and payout amounts for Ms. Audet have been converted from Swiss francs to USD at an exchange rate of 1 Swiss franc to $1.1047 USD.
(3)	The payout amount for Ms. Audet is pro rata for the portion of the year that she served, which was the last nine months.

Equity-Based Incentive Awards

The third and largest component of the executive compensation program is long-term equity incentives. The Compensation Committee designed the long-term incentive opportunity for the NEOs to motivate and reward executive officers to achieve multiyear strategic goals and deliver sustained long-term value to shareholders.

We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our shareholders. Long-term equity incentives also promote retention because executive officers will only receive value if they remain employed by us over the required term.

Grants to our NEOs and other employees are made at the discretion of the Compensation Committee and are generally made upon commencement of employment, promotion or annually during the first quarter of each year. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

We have used stock option grants as our primary equity vehicle because we believe that they are an effective means by which to align the long-term interests of our executive officers with those of our shareholders. Among companies that are similar to ours in terms of stage of development, options are very common as the form of equity awards. Share options can motivate stock price appreciation over the long term because they deliver value only if the stock price increases. The use of share options also can provide tax and other advantages to our executive officers relative to other forms of equity compensation.

In determining the number of options to be granted to an NEO, the Compensation Committee takes into account equally both the range of long-term incentive award values granted to executive officers at the companies in the peer group and the range of grant size as a percent of the companies in the peer group.

The annual option incentive awards granted to our NEOs are set forth in the table below:

NEO	Share Options (#)	Share Options ($)(1)
Michael Davidson, M.D.	1,039,939	5,347,060
Ian Somaiya	80,000	411,337
John Kastelein, M.D., Ph.D. FESC	500,000	2,570,852
Juliette Audet	250,000	2,602,746
Douglas Kling	323,771	1,664,729

(1)	The amounts reflect the grand date fair value of the options granted.

The exercise price of all share option awards to NEOs is equal to the closing price of our shares on the date of the grant, and all share options granted in 2024 have a ten-year term. The options are subject to time-based vesting, with 25% of the total number of shares underlying the award vesting on the first anniversary of the date of grant and thereafter in equal monthly installments for 36 months, subject to the applicable NEO’s continued service through each such vesting date.

Additional Elements of Compensation

Employee Benefits

Our NEOs are eligible to participate in all our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability and our 401(k) plan for U.S. employees, in each case on the same basis as other employees, subject to applicable laws. Under our 401(k) plan, the Company currently makes matching contributions of 100% of the first 3% and then 50% of the next 2% of employee contributions. We believe these benefits are important to attracting and retaining experienced employees, including our executives.

Ms. Audet resides in Switzerland and is employed by the Company in Switzerland. In 2024, the Company made contributions to Ms. Audet’s statutory Swiss pension plan account in accordance with Swiss law.

Perquisites

We do not provide material perquisites to our executive officers.

Severance and Change in Control Arrangements

We have entered into employment agreements with all our NEOs that provide for at-will employment without any specific term. Each of the agreements sets forth the NEO’s severance benefits payable upon a qualifying termination of employment or change in control of the Company. The “Potential Payments Upon Termination or Change in Control” section below describes and quantifies the severance and other benefits potentially payable to the NEOs in further detail.

These agreements provide for a combination of a cash severance payment, continued health benefits and acceleration of vesting on outstanding equity awards in specified circumstances. Acceleration of vesting is subject to a “double trigger” arrangement, meaning that vesting acceleration occurs only in the event of a change in control of the Company in connection with or followed by a termination of employment without cause by us, or with good reason by the NEO.

Given the industry in which we participate and the range of strategic initiatives that we may explore, we believe reasonable and competitive severance and change-in-control payment and benefit arrangements are an essential element of our executive compensation package and assist us in recruiting and retaining a talented executive team. We also believe such payments and benefits are in the best interests of our shareholders because they incentivize senior executives to continue to strive to achieve shareholder value in connection with change-in-control situations, particularly where the possibility of a change-in-control and the related uncertainty may lead to the departure or distraction of senior executives to the detriment of our Company and our shareholders.

We do not provide any excise tax gross ups in connection with severance paid upon termination without cause or relating to a change-in-control transaction. All change-in-control cash payments are structured to be on a “double-trigger” basis, requiring a termination without cause by us, or with good reason by the NEO, in connection with the change-in-control transaction.

Additional Compensation Policies and Practices

Clawback Policy

In 2023, the Compensation Committee of our Board adopted our Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) that is determined to have been paid erroneously given the restatement is subject to recoupment.

Equity Granting Practices

Neither the Compensation Committee nor the Board takes material nonpublic information into account when determining the timing and terms of equity awards. Stock options may occasionally be awarded on an off-cycle basis, including to new hires. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation.

Anti-Hedging and Anti-Pledging Policies

We have a policy that prohibits our executive officers, directors and other employees from engaging in short sales, transactions in put or call options, or other inherently speculative transactions with respect to our shares. In addition, our insider trading policy prohibits pledging Company securities as collateral for a loan or ownership of Company securities in a margin account. Any violation of these policies may result in disciplinary action, including dismissal for cause.

Tax Considerations; Section 162(m)

When reviewing compensation matters, the Compensation Committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million to certain executive officers in any taxable year. The Compensation Committee may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of our Company and its shareholders.

Accounting Policies for Stock-Priced Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”) for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of share options under our equity incentive award plans are accounted for under ASC 718. Our Board or Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs.

Report of the Compensation Committee on Executive Compensation

This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The preceding report has been furnished by the following members of the Compensation Committee:

Louis Lange, M.D., Ph.D. – Chair

William Lewis, J.D., M.B.A.

Mark McKenna

Summary Compensation Table

The following table sets forth information required under SEC rules concerning the compensation paid to our NEOs in respect of fiscal years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Michael Davidson, M.D.	2024	621,300		5,347,060	497,040	3,897	6,469,297
Chief Executive Officer	2023	569,000	313,000	4,923,558			5,805,558
Ian Somaiya	2024	468,000		411,337	368,550	4,688	1,252,575
Chief Financial Officer	2023	90,576	40,000	3,422,493			3,553,069
John Kastelein, M.D., Ph.D. FESC	2024	486,046		2,570,852	327,031		3,383,929
Chief Scientific Officer	2023	459,346	218,412	2,300,813			2,978,571
Juliette Audet(5)	2024	322,254		2,602,746	188,406	25,068	3,138,474
Chief Strategy and Business Officer	2023
Douglas Kling	2024	499,968		1,664,729	399,974	13,800	2,578,471
Chief Operating Officer	2023

(1)

The U.S. dollar amount reported for 2024 for Dr. Kastelein from Euros using the 2024 average exchange rate of $1.0824 per EUR. The U.S. dollar amount reported for 2024 for Ms. Audet were converted from Swiss Francs (“CHF”) using the average exchange rate of $1.1337 per CHF during the 9-month period starting April 1, 2024, through December 31, 2024.

(2)

Represents the aggregate fair value of awards on the date they were granted in accordance with ASC Topic 718. See the Notes to the Consolidated Financial Statements included herein for the assumptions used to calculate grant date fair value.

(3)

The amounts reported are comprised of amounts paid in respect of our annual performance-based cash bonus plan, as determined by the Compensation Committee. Payments pursuant to the plan are generally made early in the year following the year in which they are earned. The U.S. dollar amount reported for 2024 for Ms. Audet were converted from CHF using the average exchange rate of $1.1337 per CHF during the 9-month period starting April 1, 2024, through December 31, 2024.

(4)

The amounts reported in this column represent the amount of fees Dr. Davidson received for service on the Board of Directors in 2024, the amounts of Company contributions under our 401(k) plan for Messrs. Somaiya and Kling, and the Company pension contribution for Ms. Audet. The Company pension contribution for Ms. Audet was converted from CHF to U.S. dollars using the average exchange rate of $1.1337 per CHF during the 9-month period starting April 1, 2024, through December 31, 2024.

(5)

Ms. Audet joined the Company as Chief Business Officer in April 2024. Her compensation included in the table above represents her pro-rata base salary and bonus and her initial equity award. The Company promoted Ms. Audet to serve as Chief Strategy and Business Officer in May 2025.

Grants of Plan Based Awards

The following table sets forth certain information regarding grants of plan-based awards to our NEOs during the year ended December 31, 2024:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Option Awards: Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Threshold ($)	Target ($)	Maximum ($)
Michael Davidson, M.D.	—	310,650	621,300	1,039,939	11.17	5,347,060
Ian Somaiya	—	210,600	421,200	80,000	11.17	411,337
John Kastelein, M.D., Ph.D. FESC	—	194,418	388,837	500,000	11.17	2,570,852
Juliette Audet	—	171,869	343,738	250,000	21.37	2,602,746
Douglas Kling	—	200,000	400,000	323,771	11.17	1,664,729

(1)

The amounts disclosed in these columns reflect the threshold, target and maximum annual cash incentive opportunities of our NEOs. The amounts of the annual cash incentive opportunities are set based on a percentage of the base salary for the calendar year by each NEO. Below or at threshold performance results in 0% payout. See “Compensation Discussion and Analysis—Compensation Program Components—Annual Performance-Based Cash Bonus” for a detailed description of our annual cash incentive plan, including the criteria for determining the amounts payable. Actual annual cash incentive plan results are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The maximum payout is 200% of target.

(2)

Amounts disclosed in this column reflect the number of shares underlying share option awards granted to our NEOs. The exercise price of all share option grants to NEOs is equal to the closing price of our shares on the date of the grant, and all share options granted in 2024 have a ten-year term. The options are subject to time-based vesting, with 25% of the total number of shares underlying the award vesting on the first anniversary of the date of grant and thereafter in equal monthly installments for 36 months, subject to the applicable NEO’s continued service through each such vesting date.

Outstanding Equity Awards at Fiscal Year-End Table

The table below reflects outstanding equity awards held by our NEOs as of December 31, 2024.

			Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date
Name	Grant Date		Exercisable (#)	Unexercisable (#)
Michael Davidson, M.D.	11/22/2022	(1)(2)	989,267		1.21	7/6/2031
	11/22/2022	(2)	1,271,125	1,169,413	10.00	11/22/2032
	1/1/2023	(2)	489,463	532,022	10.90	1/1/2033
	1/1/2024	(2)		1,039,939	11.17	1/1/2034
Ian Somaiya	11/1/2023	(2)	240,536	584,161	9.26	11/1/2033
	1/1/2024	(2)		80,000	11.17	1/1/2034
John Kastelein, M.D., Ph.D. FESC	11/22/2022	(1)(2)	970,229		1.21	7/6/2031
	11/22/2022	(2)	506,125	465,601	10.00	11/22/2032
	1/1/2023	(2)	228,732	248,615	10.90	1/1/2033
	1/1/2024	(2)		500,000	11.17	1/1/2034
Juliette Audet	4/1/2024	(2)		250,000	21.37	4/1/2034
Douglas Kling	11/22/2022	(1)(2)	407,138	19,007	1.21	7/6/2031
	11/22/2022	(2)	345,225	317,593	10.00	11/22/2032
	1/1/2023	(2)	138,589	144,624	10.90	1/1/2033
	1/1/2023	(3)		5,996	10.90	1/1/2033
	1/1/2024	(2)		323,771	11.17	1/1/2034

(1)

The exercise price of the option is Euro 1.16392 and has been converted into USD in the table above at a rate of $1.0389 per Euro, which was the exchange rate as of December 31, 2024 as published by European Central Bank.

(2)	One-fourth of the shares subject to the option vested on the one-year anniversary of the vesting start date, and the remaining vest in 36 substantially equal monthly installments thereafter.
(3)	All shares subject to the option vest on the fourth anniversary of the vesting start date.

Option Exercises and Stock Vested Table

The following table sets forth information concerning options exercised by our NEOs during the fiscal year ended December 31, 2024. No stock awards held by our NEOs vested in 2024.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)
John Kastelein, M.D., Ph.D. FESC	201,673	4,094,829

(1)	The amounts shown in this column represent the number of shares underlying the stock options exercised during 2024.
(2)

The amounts shown in this column reflect the value realized upon exercise of stock options, as calculated based on the price of our shares on the exercise date less the exercise price, multiplied by the number of shares underlying the stock options exercised.

Employment Agreements and Change of Control Agreements

We have entered into employment agreements with each of our NEOs. These agreements set forth the initial terms and conditions of each executive’s employment with us, including base salary, target annual bonus opportunity, standard employee benefit plan participation, and for all NEOs, severance benefits upon a qualifying termination of employment or change-in-control of the Company.

Employment Agreement with Michael Davidson, M.D.

We entered into an employment agreement with Dr. Davidson, our Chief Executive Officer, on January 25, 2023 (the “Davidson Agreement”). Pursuant to the Davidson Agreement, in the event Dr. Davidson’s employment is terminated by the Company without Cause (as defined in the Davidson Agreement) or by him for Good Reason (as defined in the Davidson Agreement), we would be required, subject to customary conditions, to pay Dr. Davidson, in addition to certain Accrued Obligations (as defined in the Davidson Agreement), an amount equal to 12 months of his base salary, any bonus earned or payable and a pro-rated bonus for the calendar year in which the termination occurred, and premium reimbursement equal to the monthly employer contribution that the Company would have made to provide health coverage under the Consolidated Omnibus Budget Reconciliation Act for a maximum of 12 months (“COBRA Premium Reimbursement”). Dr. Davidson will receive only the Accrued Obligations and not be eligible for further compensation if his employment ends for reasons other than termination by the Company without Cause or termination by him for Good Reason.

In the event Dr. Davidson’s employment is terminated by the Company without Cause or by Dr. Davidson for Good Reason (if termination is requested by a third party) within three months prior to a Change-in-Control (as defined in the Davidson Agreement) or during the 12 months following such Change-in-Control, Dr. Davidson will be entitled to receive the severance payments and benefits described above. In addition, all of Dr. Davidson’s time-based stock options and equity awards will accelerate, becoming fully exercisable and nonforfeitable as of the termination date and the exercise period for certain vested options will be extended.

Dr. Davidson is entitled to a base salary and annual performance bonus in cash targeted at 50% of his base salary, at our discretion and subject to Dr. Davidson’s continued employment through the payment date of such bonus. Dr. Davidson is eligible to participate in our equity incentive plans, including the Company’s LTIP, and other employee benefits and insurance programs generally made available to our full-time U.S.-based executives. Dr. Davidson is also party to a Confidentiality and Assignment of Inventions Agreement, which includes certain customary non-competition, non-solicitation, confidentiality and assignment of inventions obligations in favor of the Company.

Employment Agreement with Ian Somaiya

We entered into an employment agreement with Mr. Somaiya, our Chief Financial Officer, dated October 6, 2023 (the “Somaiya Agreement”). Pursuant to the Somaiya Agreement, in the event Mr. Somaiya’s employment is terminated by the Company without Cause (as defined in the Somaiya Agreement) or by him for Good Reason (as defined in the Somaiya Agreement), we would be required, subject to customary conditions, to pay Mr. Somaiya, in addition to certain Accrued Obligations (as defined in the Somaiya Agreement), an amount equal to 12 months of his base salary, any bonus earned or payable and a prorated bonus for the calendar year in which the termination occurred, and COBRA Premium Reimbursement. Mr. Somaiya will receive only the Accrued Obligations and not be eligible for further compensation if his employment ends for reasons other than termination by the Company without Cause or termination by him for Good Reason.

In the event Mr. Somaiya’s employment is terminated by the Company without Cause or by Mr. Somaiya for Good Reason (if termination is requested by a third party) within three months prior to a Change-in-Control (as defined in the Somaiya Agreement) or during the 12 months following such Change-in-Control, Mr. Somaiya will be entitled to receive the severance payments and benefits described above. In addition, all of Mr. Somaiya’s time-based stock options and equity awards will accelerate, becoming fully exercisable and nonforfeitable as of the termination date and the exercise period for certain vested options will be extended.

Mr. Somaiya is entitled to a base salary and annual performance bonus in cash targeted at 45% of his base salary, at our discretion and subject to Mr. Somaiya’s continued employment through the payment date of such bonus.

Mr. Somaiya is eligible to participate in our equity incentive plans, including the Company’s LTIP, and other employee benefits and insurance programs generally made available to our full-time U.S.-based executives. Mr. Somaiya is also party to a Confidentiality and Assignment of Inventions Agreement, which includes certain customary non-competition, non-solicitation, confidentiality and assignment of inventions obligations in favor of the Company.

Employment Agreement with John Kastelein, M.D., Ph.D FESC

We entered into an employment agreement with Dr. Kastelein, our Chief Scientific Officer, dated November 18, 2022 (the “Kastelein Agreement”). Pursuant to the Kastelein Agreement, in the event Dr. Kastelein’s employment is terminated by the Company without Cause (as defined in the Kastelein Agreement), we would be required, subject to customary conditions, to pay Dr. Kastelein an amount equal to 12 months of his base salary.

Dr. Kastelein is entitled to a base salary and annual performance bonus in cash targeted at 40% of his base salary, at our discretion and subject to Dr. Kastelein’s continued employment through the payment date of such bonus. Dr. Kastelein is eligible to participate in our equity incentive plans, including the LTIP, and other employee benefits and insurance programs offered by us. Dr. Kastelein is also party to a Confidentiality and Assignment of Inventions Agreement, which includes certain customary non-competition, non-solicitation, confidentiality and assignment of inventions obligations in favor of the Company.

Employment Agreement with Douglas Kling

We entered into an employment agreement with Mr. Kling, our Chief Operating Officer, dated January 24, 2023 (the “Kling Agreement”). Pursuant to the Kling Agreement, in the event Mr. Kling’s employment is terminated by the Company without Cause (as defined in the Kling Agreement) or by him for Good Reason (as defined in the Kling Agreement), we would be required, subject to customary conditions, to pay Mr. Kling, in addition to certain Accrued Obligations (as defined in the Kling Agreement), an amount equal to 12 months of his base salary, any bonus earned or payable and a prorated bonus for the calendar year in which the termination occurred, and COBRA Premium Reimbursement. Mr. Kling will receive only the Accrued Obligations and not be eligible for further compensation if his employment ends for reasons other than termination by the Company without Cause or termination by him for Good Reason.

In the event Mr. Kling’s employment is terminated by the Company without Cause or by Mr. Kling for Good Reason (if termination is requested by a third party) within three months prior to a Change-in-Control (as defined in the Somaiya Agreement) or during the 12 months following such Change-in-Control, Mr. Kling will be entitled to receive the severance payments and benefits described above. In addition, all of Mr. Kling’s time-based stock options and equity awards will accelerate, becoming fully exercisable and nonforfeitable as of the termination date and the exercise period for certain vested options will be extended.

Mr. Kling is entitled to a base salary and annual performance bonus in cash targeted at 40% of his base salary, at our discretion and subject to Mr. Kling’s continued employment through the payment date of such bonus. Mr. Kling is eligible to participate in our equity incentive plans, including the Company’s LTIP, and other employee benefits and insurance programs generally made available to our full-time U.S.-based executives. Mr. Kling is also party to a Confidentiality and Assignment of Inventions Agreement, which includes certain customary non-competition, non-solicitation, confidentiality and assignment of inventions obligations in favor of the Company.

Employment Agreement with Juliette Audet

In connection with Ms. Audet’s employment with the Company as our Chief Strategy and Business Officer, Ms. Audet entered into an employment agreement with Globalization Partners Switzerland SA, a labor leasing company, in her country of residence, dated March 21, 2024, which sets forth terms relating to her employment with us (the “Audet Employment Agreement”). Pursuant to the Audet Employment Agreement, Ms. Audet is entitled to a base salary and an annual bonus and is eligible to participate in our equity incentive plans, including the LTIP, and other employee benefits and insurance programs offered by us.

The Company also entered into a separate letter agreement with Ms. Audet that has additional provisions with respect to her eligibility for certain severance benefits (the “Audet Letter Agreement”). Under the Audet Letter Agreement, if Ms. Audet’s employment is terminated by us without Cause or by her for Good Reason (each as defined in the Audet Letter Agreement), we would be obligated to pay her a severance amount equal to 12 months of her base salary, any bonus earned or payable and a pro rata bonus for the calendar year in which the termination occurred. If Ms. Audet’s employment is terminated by us without Cause or by her for Good Reason (if termination is requested by a third party) within three months prior to a Change-in-Control (as defined in the Audet Letter Agreement) or during the 12 months following such Change-in-Control, she will be entitled to receive the severance payments and benefits described above. In addition, all of Ms. Audet’s time-based stock options and equity awards will accelerate, becoming fully exercisable and nonforfeitable as of the termination date, and the exercise period for certain vested options will be extended.

The table below provides the potential payments and benefits to which our NEOs would be entitled, assuming their employment was terminated as of December 31, 2024, including in connection with a change in control, based on the termination benefits in effect as of December 31, 2024.

Name and Principal Position		Compensation Component	Involuntary or Good Reason Termination without a Change- in-Control ($)	Involuntary or Good Reason Termination in Connection with a Change-in-Control ($)
Michael Davidson, M.D.	(1)	Cash Severance	931,950	931,950
		Long-term Incentives	—	41,344,023
		Benefits and
		Perquisites	23,871	23,871
		Total:	955,821	42,299,844
Ian Somaiya	(1)	Cash Severance	678,600	678,600
		Long-term Incentives	—	10,766,007
		Benefits and
		Perquisites	35,711	35,711
		Total:	714,311	11,480,318
John Kastelein, M.D., Ph.D. FESC	(2)	Cash Severance	486,046	486,046
		Long-term Incentives	—	—
		Benefits and
		Perquisites	—	—
		Total:	486,046	486,046
Juliette Audet	(3)	Cash Severance	601,541	601,541
		Long-term Incentives	—	1,082,500
		Benefits and
		Perquisites	—	—
		Total:	601,541	1,684,041
Douglas Kling	(1)	Cash Severance	700,000	700,000
		Long-term Incentives	—	12,385,275
		Benefits and
		Perquisites	35,711	35,711
		Total:	735,711	13,120,986

(1)

Under the employment agreements between us and Dr. Davidson, Mr. Somaiya and Mr. Kling, respectively, if their employment is terminated by us without Cause or by them for Good Reason, we would be obligated to pay them an severance amount equal to 12 months of their base salary, any bonus earned or payable and a prorated bonus for the calendar year in which the termination occurred, and premium reimbursement equal to the monthly employer contribution that we would have made to provide health coverage under the Consolidated Omnibus Budget Reconciliation Act for a maximum of 12 months. If their employment is terminated by us without Cause or by them for Good Reason (if termination is requested by a third party) within three months prior to a Change-in-Control or during the 12 months following such Change-in-Control, they will be entitled to receive the severance payments and benefits described above. In addition, all of their time-based stock options and equity awards will accelerate, becoming fully exercisable and nonforfeitable as of the termination date and the exercise period for certain vested options will be extended.
(2)

Under the employment agreement between us and Dr. Kastelein, if his employment is terminated by us without Cause, we would be obligated to pay him a severance amount equal to 12 months of his base salary.

(3)

Under the Audet Letter Agreement, if Ms. Audet’s employment is terminated by us without Cause or by her for Good Reason, we would be obligated to pay her a severance amount equal to 12 months of her base salary, any bonus earned or payable and a pro rata bonus for the calendar year in which the termination occurred. If Ms. Audet’s employment is terminated by us without Cause or by her for Good Reason (if termination is requested by a third party) within three months prior to a Change-in-Control or during the 12 months following such Change-in-Control, she will be entitled to receive the severance payments and benefits described above. In addition, all of Ms. Audet’s time-based stock options and equity awards will accelerate, becoming fully exercisable and nonforfeitable as of the termination date and the exercise period for certain vested options will be extended.

Equity Incentive Plans

LTIP

We have established our LTIP, under which we may grant options, restricted shares, restricted share units, share appreciation rights and other equity and equity-based awards. As of December 31, 2024, the total number of Ordinary Shares underlying awards granted under the LTIP (other than awards granted as Earnout RSUs in accordance with the Business Combination Agreements or as replacement awards in connection with a merger or business combination) will not exceed 17,772,578; provided that the number of Ordinary Shares reserved for grant under the LTIP will increase annually on January 1 of each calendar year by 5% of the-then issued and outstanding Ordinary Shares or such lower number as may be determined by the Board of Directors.

The LTIP is administered by the Board of Directors and the Compensation Committee. The Board of Directors has delegated authority to grant awards under the LTIP to the Compensation Committee for awards to eligible participants not then serving on the Compensation Committee. The Board of Directors has also delegated the authority to grant awards under the LTIP to non-executive officers to Dr. Davidson who will determine when to grant equity awards and the terms of such awards. We may grant awards under the LTIP to our directors, employees, consultants or other advisors. The Board of Directors or the Compensation Committee may condition awards under the LTIP upon the achievement or satisfaction of performance criteria and/or continued service with the Company and determines the vesting conditions for awards under the LTIP. The LTIP includes provisions for good leavers and bad leavers as well as for change-in-control.

Rollover Option Plan

We also established a rollover option plan (the “Rollover Plan”) in connection with the closing of the Business Combination, under which we assumed the outstanding options of certain optionholders of NewAmsterdam Pharma Holding B.V. who held their options through entities in exchange for a grant of options to acquire Ordinary Shares. The total number of Ordinary Shares underlying the options covered by the Rollover Plan is 1,736,545. Any Ordinary Shares underlying options granted under the Rollover Plan that are forfeited, canceled or otherwise terminated will become available for issuance under the LTIP.

The Rollover Plan is administered by the Board of Directors and the Compensation Committee. The Rollover Plan includes provisions applicable in the event of a change-in-control.

Supplementary LTIP

We have also established our supplementary long-term incentive plan (the “Supplementary LTIP”), under which we may grant options, restricted shares, restricted share units, share appreciation rights and other equity and equity-based awards to our employees and consultants (but not our directors). The total number of Ordinary Shares underlying awards that may be granted under the Supplementary LTIP (other than awards granted as replacement awards in connection with a merger or business combination) will not exceed 1,040,233.

The Supplementary LTIP is administered by the Board of Directors and the Compensation Committee. The Board of Directors has delegated authority to grant awards under the Supplementary LTIP to the Compensation Committee for awards to anyone not then serving on the Compensation Committee. The Board of Directors has also delegated the authority to grant awards under the Supplementary LTIP to non-executive officers to Dr. Davidson, who will determine when to grant equity awards and the terms of such awards. The awards issued under the Supplementary LTIP will have terms substantially similar to those issued under the LTIP. The Supplementary LTIP includes provisions applicable in the event of a change-in-control.

Inducement Plan

We have also established our inducement plan (the “Inducement Plan”), under which we may grant options, restricted shares, restricted share units, share appreciation rights and other equity-based awards to our newly-hired (or newly-hired, after a bona fide period of non-employment) employees (but not directors). The total number of Ordinary Shares underlying awards that may be granted under the Inducement Plan will not exceed 1,500,000.

The Inducement Plan is administered exclusively by the Compensation Committee. The Inducement Plan includes provisions applicable in the event of a change-in-control.

Limitation of Liability and Indemnification

Under Dutch law, our directors may be held liable for damages in the event of improper or negligent performance of their duties. They may be held liable for damages to the Company and to third parties for infringement of the Articles of Association or of certain provisions of Dutch law. In certain circumstances, they may also incur other specific civil, administrative and criminal liabilities. Subject to certain exceptions, the Articles of Association provide for indemnification of our current and former directors and other current and former officers and employees as designated by the Board of Directors. No indemnification under the Articles of Association will be given to an indemnified person:

•

if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

•

to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

•

in relation to proceedings brought by such indemnified person against us, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to the Articles of Association, pursuant to an agreement between such indemnified person and us, which has been approved by us or pursuant to insurance taken out by us for the benefit of such indemnified person; and

•	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without our prior consent.

Under the Articles of Association, the Board of Directors may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.

We have also entered into indemnification agreements with each of our directors and executive officers providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by Dutch law and subject to the exceptions provided in such agreements.

Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics which outlines the principles of legal and ethical business conduct under which we will do business. The code of business conduct and ethics includes a provision that provides for a process by which employees and directors can report potential irregularities. The code of business conduct and ethics also provides protection from retaliation or discrimination by the Company against whistleblowers due to reporting issues relating to compliance with applicable laws and regulations. This code applies to all of our employees, officers and directors. Our code of business conduct and ethics is available on our website at
https://ir.newamsterdampharma.com/corporate-governance/governance-overview
. Our website and its contents are not incorporated into this proxy statement.
Insider Trading Policies and Procedures
We have an insider trading policy and procedures governing the purchase, sale and/or other dispositions of our securities that applies to all directors, officers, employees and certain other persons. It is also our policy to take appropriate steps to comply with applicable federal and state securities laws and regulations, as well as applicable stock exchange listing standards, when we engage in transactions in our securities. We believe that our insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of the Company’s insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.
Corporate Governance Documents
Please visit our corporate governance overview website at
https://ir.newamsterdampharma.com/corporate-governance/governance-overview for additional information on our corporate governance, including:

•	the charters approved by the Board of Directors for the Audit Committee, Compensation Committee and Nomination and Corporate Governance Committee;

•	Profile of the Board of Directors, the Board Rules and Retirement Schedule;

•	Investor Dialogue Policy and Stakeholder Dialogue Policy; and

•	our code of business conduct and ethics.
In the event of any amendment to, or waiver from, a provision of our code of business conduct and ethics, we will promptly post on our website relevant information regarding the amendment or waiver, including the date and the nature of the event. Our website and its contents are not incorporated into this proxy statement.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee consists of Louis Lange, M.D., Ph.D., William H. Lewis and Mark C. McKenna. All members of the Compensation Committee are independent directors, and none of our executive officers or former executive officers served on the compensation committee or on the board of any company that employed any member of the Compensation Committee or the Board of Directors during the year ended December 31, 2024.
Report of the Audit Committee
The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of

57

Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 that was filed with the SEC on February 26, 2025.
AUDIT COMMITTEE
John W. Smither (chairperson)
Mark McKenna
William H. Lewis
This report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

58

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have any program, plan or obligation that requires us to grant equity awards on specified dates, although the Company’s practice has been to make annual equity determinations in early January of each year at the meetings of our Compensation Committee and Board, with such grants effective on the first trading day of the year. We believe this allows management, the Compensation Committee and the Board to conduct a fulsome review of all elements of compensation on a consistent basis each year.

Neither the Compensation Committee nor the Board takes material nonpublic information into account when determining the timing and terms of equity awards. Stock options may occasionally be awarded on an off-cycle basis, including to new hires. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation.

Pursuant to Item 402(x) of Regulation S-K under the Exchange Act, we are providing the following information regarding awards granted to named executive officers of the Company on the following dates:

•

Consistent with our historical timing on annual equity awards, we granted options to certain named executive officers with an effective date of January 1, 2024, which was three business days before the filing of a Current Report on Form 8-K with which the Company furnished a press release announcing the Company’s strategic priorities for the upcoming year; and

•

We granted options to Juliette Audet with effectiveness on the date she began serving as Chief Business Officer of the Company (April 1, 2024), which was the date of the filing of a Current Report on Form 8-K in which the Company reported the appointment of Ms. Audet to this position.

Name	Grant Date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award	Percentage change
in the closing market
price of the securities
underlying the award
between the trading day
ending immediately prior to
the disclosure of material
nonpublic information and
the trading day beginning
immediately following the
disclosure of material
					nonpublic information
Michael Davidson, M.D.	1/1/2024	1,039,939	$11.17	$5,347,060	(0.50)%
Ian Somaiya	1/1/2024	80,000	$11.17	$668,416	(0.50)%
John Kastelein, M.D., Ph.D. FESC	1/1/2024	500,000	$11.17	$2,570,852	(0.50)%
Juliette Audet	4/1/2024	250,000	$21.37	$2,602,746	(9.64)%
Douglas Kling	1/1/2024	323,771	$11.17	$1,664,729	(0.50)%

DIRECTOR COMPENSATION

The Board of Directors and the Compensation Committee determine the compensation of individual directors in accordance with our compensation policy to the extent applicable. All non-employee directors are paid an annual retainer of $43,000. Non-employee directors may receive further compensation ranging from $5,000 to $20,000 for serving as chair or member of committees (i.e., Audit Committee or Compensation Committee). We have also granted and expect to continue granting certain non-employee directors, other than those affiliated with our significant shareholders, options to purchase Ordinary Shares as compensation for their service on the Board of Directors.

Director Service Agreement

We entered into services agreements with all of our directors which regulate their services as our directors. These services agreements, except for James N. Topper’s services agreement, contain non-competition and non-solicitation arrangements, as well as a requirement to assign and transfer to us any intellectual and industrial property rights originating from the director’s services as a director or inventor for us, but do not provide for compensation.

Director Indemnification Agreements

The Articles of Association require us to indemnify our current and former directors to the fullest extent permitted by law, subject to certain exceptions. We entered into indemnification agreements with all of our directors providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as directors or officers to the maximum extent permitted by law.

Director Compensation Table

The following table sets forth information regarding the compensation earned for service on the Board of Directors by our non-employee directors during the year ended December 31, 2024. We reimburse members of the Board of Directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board of Directors and committee meetings.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Non-Employee Directors
William H. Lewis, J.D., M.B.A.	105,500	555,345	—	660,845
Mark C. McKenna(2)	26,250	661,252	—	687,502
Juliette Audet(2)	10,000	—	—	10,000
Nicholas Downing, M.D.	44,000	—	—	44,000
Wouter Joustra(2)	20,000	—	—	20,000
Louis Lange, M.D., Ph.D.	57,750	51,417	—	109,167
Sander Slootweg(2)	20,000	—	—	20,000
John W. Smither	57,500	51,417	—	108,917
James N. Topper, M.D., Ph.D.	40,000	—	—	40,000
Janneke van der Kamp	46,375	51,417	—	97,792

(1)

The amounts reported in these columns reflect the aggregate grant date fair value of the stock options granted to our directors as computed in accordance with ASC 718. See Note 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a discussion of assumptions made by us in determining the aggregate grant date fair value of our option awards and stock awards. Note that the amounts reported in these columns do not reflect the actual economic value that may be realized by the directors.

(2)

Juliette Audet and Sander Slootweg resigned as members of the Board of Directors effective April 1, 2024 and July 1, 2024, respectively. Mark McKenna and Wouter Joustra joined the Board of Directors effective July 16, 2024.

The following table provides information regarding the aggregate number of shares underlying option awards granted to our non-employee directors that were outstanding as of December 31, 2024:

Name	Option Awards (#)
William H. Lewis, J.D., M.B.A.	100,000
Mark C. McKenna	72,500
Louis Lange, M.D., Ph.D.	237,769
John W. Smither	28,600
Janneke van der Kamp	28,000

CORPORATE GOVERNANCE

This section provides further information regarding the Board of Directors and the independence of our directors and describes key corporate governance practices that we have adopted.

Board Structure

We are a Dutch public limited liability company (naamloze vennootschap) with a single-tier board currently consisting of one executive director and ten non-executive directors. Drs. Topper and Downing were initially designated to serve on the Board of Directors by Frazier Lifesciences and Dr. Davidson, Dr. Kastelein and Dr. Lange were initially designated by NewAmsterdam Pharma pursuant to the terms of the Business Combination Agreement, dated as of July 25, 2022 (the “Business Combination Agreement,” and the transactions contemplated by the Business Combination Agreement, the “Business Combination”). Our directors do not have a retirement age requirement under the articles of association. Mr. Lewis and Mr. McKenna serve as the Chair and Vice Chair, respectively, of the Board of Directors. The Chair and in his absence, the Vice Chair, is responsible for ensuring there is sufficient contact between the Board of Directors and the executive director, that the Board of Directors has sufficient access to information and sufficient time to deliberate and make decisions, monitoring director performance and otherwise administering the Board of Directors process. There are no family relationships among any of our directors.

Our directors will be (re-)appointed by our shareholders upon a binding nomination by the Board of Directors. The shareholders may overrule a binding nomination by a resolution adopted by a majority of at least two thirds of the votes cast, provided such majority represents more than half of the issued share capital. If our shareholders overrule a binding nomination, the Board of Directors will make a new nomination.

The Dutch Corporate Governance Code provides the following best practice recommendations on the terms for tenure of our directors:

•	executive directors should be appointed for a maximum period of four years, without limiting the number of consecutive terms they may serve; and

•

non-executive directors should be appointed for two consecutive periods of no more than four years. Thereafter, non-executive directors may be reappointed for a maximum of two consecutive periods of no more than two years, provided that the reasons for any reappointment after an eight-year term of office should be disclosed in our statutory annual report.

Our shareholders may at any time seek to suspend or dismiss a director at a general meeting of our shareholders. If a proposal to suspend or dismiss a director is properly brought before a general meeting of our shareholders, shareholders may only adopt a resolution to suspend or dismiss a director by a majority of at least two thirds of the votes cast, provided such majority represents more than half of the issued share capital, unless the resolution is adopted at the proposal of the Board of Directors, in which latter case the resolution may be adopted by a simple majority of the votes cast.

Independence of the Board of Directors

The Nomination and Corporate Governance Committee and Board of Directors have undertaken a review of the independence of our directors and considered whether any director has a relationship that, in the opinion of such committee or the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a member of the Board of Directors. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, the Board of Directors has determined that all of our directors, other than Dr. Davidson, Dr. Kastelein and Dr. Topper, are “independent directors,” as such term is defined in Nasdaq Rule 5605(a)(2). In making these determinations, the Board of Directors considered the current and prior relationships that each director has with the Company and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director.

Director Attendance at Board and Shareholder Meetings

The Board of Directors met four times during 2024, either in person, by teleconference or videoconference. No directors attended fewer than 75% of the Board of Directors meetings or meetings of a committee on which they served.

The then-current directors that attended our 2024 annual general meeting of shareholders either in person or by teleconference include William H. Lewis, Michael Davidson, M.D., Louis Lange, M.D., Ph.D. Nick S. Downing, and John W. Smither.

Board of Directors Committees

The Board of Directors has established three standing committees: an audit committee, a compensation committee and a nomination and corporate governance committee. Each committee operates under a charter that has been approved by the Board of Directors. Current copies of each committee’s charter are posted on the “Corporate Governance Overview” section of our website, https://ir.newamsterdampharma.com/corporate-governance/governance-overview. Our website and its contents are not incorporated into this proxy statement.

The current members of the committees are as follows:

	Audit		Compensation		Nomination and Corporate Governance
William H. Lewis	X		X		X	*
Nicholas S. Downing					X
Louis Lange, M.D., Ph.D.			X	*	X
Mark McKenna	X		X
John W. Smither	X	*
Janneke van der Kamp					X

*	Committee Chairperson

Audit Committee

The Audit Committee consists of John W. Smither, William H. Lewis and Mark McKenna. Mr. Smither serves as chairperson of the Audit Committee. The Audit Committee assists the Board of Directors in, among other things:

•	overseeing the Company’s accounting, financial reporting and internal controls processes;

•	overseeing the Company’s compliance with legal and regulatory requirement, including related to cybersecurity and compliance with the code of business conduct and ethics;

•	overseeing the selection, qualifications, independence, and performance of the Company’s independent registered public accounting firm; and

•	pre-approving of all permitted non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee has the authority to retain independent counsel and advisors to assist in carrying out its responsibilities.

Each member of the Audit Committee is an “independent director,” as such term is defined in Nasdaq Rule 5605(a)(2) and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting. The Board of Directors has determined that Mr. Smither qualifies as an “audit committee financial expert,” as such term is defined in the rules of the SEC.

The Audit Committee held four meetings during 2024.

Compensation Committee

The Compensation Committee consists of Louis Lange, M.D., Ph.D., William H. Lewis and Mark McKenna. Dr. Lange serves as chair person of the Compensation Committee. The Compensation Committee assists the Board of Directors in, among other things:

•	reviewing compensation for our directors and executive officers and submitting proposals to the Board of Directors concerning director and executive officer compensation;

•	overseeing the annual review of executive officers;

•	administering the Company’s incentive plans;

•	reviewing and assessing risks related to the Company’s compensation practices; and

•	reviewing and discussing compensation related disclosure and the preparation of the Compensation Committee’s report.

The Compensation Committee has the authority to retain independent counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities.

Each member of the Compensation Committee is an “independent director,” as such term is defined in Nasdaq Rule 5605(a)(2) and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act.

The Compensation Committee held four meetings during 2024.

Nomination and Corporate Governance Committee

The Nomination and Corporate Governance Committee consists of Janneke van der Kamp, William H. Lewis, Nicholas Downing and Louis Lange, M.D., Ph.D. Mr. Lewis serves as chairperson of the Nomination and Corporate Governance Committee. The Nomination and Corporate Governance Committee assists the Board of Directors in, among other things:

•	identifying individuals qualified to become our directors consistent with criteria we established;

•	recommending candidates for election to the Board of Directors to fill vacancies;

•	reviewing the number, type, functions, structure, and independence of committees and recommending members of the Board of Directors for committees;

•	developing, updating, as necessary, tracking Board of Directors skill sets and otherwise evaluating the directors;

•	reviewing succession planning for the Board of Directors, Chief Executive Officer, and senior management;

•	developing our code of business conduct and ethics; and

•	reviewing and considering shareholder feedback, and recommending adjustments to policies and practices related to shareholder engagement to the Board of Directors for review and approval.

The Nomination and Corporate Governance Committee has the authority to retain independent counsel and other advisors to assist in carrying out its responsibilities. The Nomination and Corporate Governance Committee also assists the Board of Directors in regularly reviewing the size and composition of the Board of Directors and the independence of directors and director nominees.

Each member of the Nomination and Corporate Governance Committee is an “independent director,” as such term is defined in Nasdaq Rule 5605(a)(2) and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act.

The Nomination and Corporate Governance Committee did not hold any meetings during 2024. During 2024, the Nomination and Corporate Governance Committee took various actions by unanimous written consent. The Nomination and Corporate Governance Committee also met informally on a periodic basis and had discussions with the Board of Directors on various matters.

Director Nomination Process

The Board of Directors may consist of one or more executive directors and up to ten non-executive directors. The Board of Directors currently consists of one executive director and ten non-executive directors. Two of our non-executive directors, Drs. Topper and Downing, were initially designated by Frazier Lifesciences and our other initial directors, Dr. Davidson, Dr. Kastelein and Dr. Lange, were initially designated by NewAmsterdam Pharma pursuant to the terms of the Business Combination Agreement.

The Nomination and Corporate Governance Committee is responsible for recruiting and considering director candidates and presents qualified candidates to the full Board of Directors for consideration in accordance with the Board of Directors’ profile, the Board Rules and the Nomination and Corporate Governance Committee’s charter, each of which is available on our website. Our website and its contents are not incorporated into this proxy statement. Director candidates are evaluated using certain established criteria, including a nominee’s general business and industry experience, finance and management experience, other operational experience, ability to act on behalf of shareholders, independence or conflicts of interest and the other general criteria set forth in the Board of Directors’ profile and any other specific additional criteria relevant in evaluating Board of Directors nominees.

We have adopted a Diversity Policy to emphasize our commitment to seeking to attain diversity and balance among directors taking into account a multitude of facets, such as identity, background, education, thought and experience. As a result, under our policies any search firm retained to assist the Nomination and Corporate Governance Committee in seeking candidates for the Board of Directors will be instructed to seek to include diverse candidates taking into account a multitude of facets. We believe that a Board of Directors comprised of directors with diverse skills and experiences relevant to our industry and operations will result in efficient and competent oversight of our various core competencies.

Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The Nomination and Corporate Governance Committee does not have a formal policy with respect to director candidates recommended by shareholders but may consider candidates it deems qualified from any source. The Board of Directors believes retaining the flexibility to consider a director candidate or ignore a director candidate if it determines doing so is in the best interest of the Company. If the Nomination and Corporate Governance Committee approves a candidate for further review they will establish an interview process for the candidate. The Nomination and Corporate Governance Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty, ability to apply sound and independent business judgment, awareness of a director’s vital part in our good corporate citizenship and image, time available for meetings and consultation on our matters and willingness to assume broad, fiduciary responsibility.

Each of the individuals nominated for appointment or re-appointment to the Board of Directors were approved for such nomination by the Nomination and Corporate Governance Committee.

Risk Management and Oversight

One of the Board of Directors’ key functions is overseeing the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. In particular, the Board of Directors, with the support of management, is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee has the responsibility to consider and discuss cybersecurity risks and our major financial risk exposures. Our Nomination and Corporate Governance Committee monitors the effectiveness of our executive officers and directors and overseeing the risks related to hiring and retention. Our Compensation Committee assesses and monitors risks arising from any of our compensation policies.

Shareholder Dialogue with the Company

The Board of Directors recognizes the importance and value of robust dialogue with shareholders and has adopted an Investor Dialogue Policy to guide interactions between Company representative and shareholders. The Board of Directors strives to keep the Company’s shareholders updated throughout the year through regular press releases and SEC filings. Investors can send communications to the Board of Directors by delivering their communication in writing to our principal executive offices. If the communication relates to our financial statements, accounting practices or internal controls, the information will be shared with the chairperson of the Audit Committee. If the matter relates to our governance practices, business ethics or corporate conduct, the information will be shared with the chairperson of the Nomination and Corporate Governance Committee. If a shareholder wishes to address a communication to an individual director, it should be submitted in writing addressed to such individual director in care of the principal accounting officer at our principal executive offices. The Board of Directors has also adopted a Stakeholder Dialogue Policy outlining the principles for the Company’s interactions with investors, employees, creditors, business partners, community members and other interested parties. The Company is committed to engaging with these stakeholders from time to time and may respond to stakeholder initiated dialogue when the Board of Directors determines doing so would be in the Company’s best interests. In engaging with shareholders and other stakeholders the Company will be represented by at least one director, or in appropriate circumstances, a member of management.

Pay Versus Performance
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding the relationship between Company performance and the “compensation actually paid” to our principal executive officer (“PEO”) and other NEOs (the “Non-PEO NEOs”) for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO 1 ($)	Compensation Actually Paid to PEO 1, 2 ($)	Average Summary Compensation Table Total for Non-PEO NEOs 1 ($)	Average Compensation Actually Paid to Non-PEO NEOs 1,2 ($)	Value of Initial Fixed $100 Investment based on: 3		Net Income ($ Millions)
					TSR ($)	Peer Group TSR ($)
2024	6,469,297	49,549,373	2,588,362	13,170,066	235.78	104.00	(242)
2023	5,805,558	4,717,541	3,265,820	3,318,816	102.48	104.59	(177)

1.	Michael Davidson, M.D. was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2023	2024
Ian Somaiya	Ian Somaiya
John Kastelein, M.D., Ph.D. FESC	John Kastelein, M.D., Ph.D. FESC
Juliette Audet
Douglas Kling

2.
Calculated in accordance with Item 402(v) of Regulation S-K and does not reflect compensation realized by the Company’s NEOs in either of the years presented. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs from the Summary Compensation Table as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2024	6,469,297	(5,347,060)	48,427,136	49,549,373
2023	5,805,558	(4,923,558)	3,835,541	4,717,541

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	2,588,362	(1,812,416)	12,394,121	13,170,066
2023	3,265,820	(2,861,653)	2,914,648	3,318,816

45

Amounts in the columns entitled “Exclusion of Stock Awards for PEO” and “Average Exclusion of Stock Awards for Non-PEO NEOs” are the totals from the “Option Awards” column of the Summary Compensation Table. Amounts in the columns entitled “Inclusion of Equity Values for PEO” and “Average Inclusion of Equity Values for Non-PEO NEOs” in the tables above were calculated as follows:

Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted During Year for PEO ($)	Year-over- Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted and Vested During Year for PEO ($)	Year-over- Year Change in Fair Value of Unvested Equity Awards Granted in Prior Year that Vested During Year for PEO ($)	Year-End Fair Value of Equity Awards that Failed to Meet Vesting Conditions During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected for PEO ($)	Total Equity Award Adjustments for PEO ($)
2024	18,036,059	22,714,096	—	7,676,981	—	—	48,427,136
2023	4,060,090	(403,427)	—	178,878	—	—	3,835,541

Year	Average Year-End Fair Value of Outstanding and Unvested Equity Awards Granted During Year r for Non- PEO NEOs ($)	Average Year-over- year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted and Vested During Year for Non-PEO NEOs ($)	Average Year-over- Year Change in Fair Value of Unvested Equity Awards Granted in Prior Year that Vested During Year for Non-PEO NEOs ($)	Average Year-End Fair Value of Equity Awards that Failed to Meet Vesting Conditions During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected for Non-PEO NEOs ($)	Total Average Equity Award Adjustments for Non-PEO NEOs ($)
2024	4,683,173	6,005,580	—	1,705,368	—	—	12,394,121
2023	3,005,046	(88,047)	—	(2,351)	—	—	2,914,648

3.
The Peer Group Total Shareholder Return (“TSR”) set forth in this table utilizes the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2022, through the end of the listed year in the Company and in the Nasdaq Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

46

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and TSR
The following chart sets forth the relationship between
Compensation
Actually Paid to our PEO, the average of Compensation Actually
Paid
to our Non-PEO NEOs, and the cumulative
TSR over
the two most recently completed fiscal years for the Company and the Nasdaq Biotechnology Index, our selected peer group.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
60
50
40
30
20
10
0
TSR (12/31/2022 Indexed to $100)
$250
$200
$150
$100
$50
$0
100.00
100.00
104.59
102.48
4.7
3.3
49.5
235.78
104.00
13.2
2022
2023
2024
Fiscal Year
Michael Davidson, M.D. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
NewAmsterdam Pharma Company N.V. TSR
Nasdaq Biotechnology Index TSR

47

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during
the
two most
recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($ Millions)
60
50
40
30
20
10
0
-10
-20
-30
4.7
3.3
49.5
13.2
-176.9
-241.6
2023
2024
Fiscal Year
$600
$500
$400
$300
$200
$100
$0
-$100
-$200
-$300
Net Income ($ Thousands)
Michael Davidson, M.D. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
NewAmsterdam Pharma Company N.V. Net Income

48

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Our LTIP and Rollover Plan are our only equity compensation plans approved by our shareholders. The Supplementary LTIP and the Inducement Plan were approved by the Board of Directors but were not approved by our shareholders. The following table sets forth certain information as of December 31, 2024 with respect to our LTIP, Rollover Plan, Supplementary LTIP and Inducement Plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (A)	Weighted- Average Exercise Price of Outstanding Options (B)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by shareholders:	17,308,526	$9.46		315,414
LTIP (1)	16,070,224	$10.10		315,414
Rollover Plan	1,238,302	$1.2092	(3)	—
Equity compensation plans not approved by shareholders:	1,720,530	15.84		789,419
Supplementary LTIP (2)	958,730	$13.63		51,219
Inducement Plan	761,800	$18.62		738,200

Total:	19,029,056	$10.04		1,104,833

(1)

The number of Ordinary Shares reserved for grant under the LTIP will increase annually on January 1 of each calendar year by 5% of the then issued and outstanding Ordinary Shares or such lower number as may be determined by the Board of Directors.

(2)

See the section titled “Executive Compensation—Equity Incentive Plans” and Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a brief description of the terms of the Supplementary LTIP.

(3)

The exercise price of the options included in the Rollover Plan is Euro 1.16392 and has been converted into USD in the table above at a rate of $1.0389 per Euro, which was the exchange rate as of December 31, 2024 as published by European Central Bank.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

We adopted a related party transaction policy that requires the review and, if applicable, approval or ratification of any related party transaction by the Board of Directors, the Audit Committee or another designated committee consisting solely of independent directors. Our Audit Committee will review this related party transaction policy periodically and will recommend changes to the Board of Directors as appropriate.

In addition, under Dutch law and the Articles of Association, our directors may not take part in any discussion or decision-making that involves a subject or transaction in relation to which he or she has a direct or indirect personal conflict of interest with us. Such a conflict of interest would generally arise if the director concerned is unable to serve our interests and the business connected with us with the required level of integrity and objectivity due to the existence of the conflicting personal interest. The Articles of Association provide that if as a result of conflicts of interests no resolution of the Board of Directors can be adopted, the resolution may nonetheless be adopted by the Board of Directors as if none of our directors had a conflict of interest. In that latter case, each of our director is entitled to participate in the discussion and decision-making process and to cast a vote.

A related party transaction is generally any transaction in which the Company or its subsidiaries is or will be a participant, in which the amount involved exceeds $120,000, and a director (or nominee), executive officer, immediate family member, or any beneficial owner of more than 5% of our Ordinary Shares, has or will have a direct or indirect material interest.

Certain Related Party Transactions

Investor Rights Agreement

In connection with the closing of the Business Combination, we entered into the Investor Rights Agreement, dated November 22, 2022 (the “Investor Rights Agreement”), with the Sponsor and the former FLAC directors (the “FLAC Initial Shareholders”), and certain NewAmsterdam Pharma shareholders agreed not to sell, assign, offer to sell, contract, pledge, grant, or otherwise dispose of or enter into any swap or other similar arrangement, with respect to the Ordinary Shares such persons received in connection with the Business Combination for six months from the date the Domestication became effective (the “Final Closing Date”), subject to certain limited exceptions. In addition, the FLAC Initial Shareholders agreed not to sell, assign, offer to sell, contract, pledge, grant, or otherwise dispose of or enter into any swap or other similar arrangement, with respect to the Ordinary Shares they received in connection with the Business Combination for a period beginning on the Final Closing Date and ending one year after the Final Closing Date. Notwithstanding the foregoing, the restrictions above ended with respect to the Ordinary Shares held by the NewAmsterdam Pharma shareholders and 50% of the Ordinary Shares held by the FLAC Initial Shareholders, as the case may be, received in connection with the Business Combination, on May 22, 2023 according to the terms of the Investor Rights Agreement. The restrictions on the remaining 50% of the Ordinary Shares of the FLAC Initial Shareholders received in connection with the Business Combination ended on November 23, 2023, one year after the Final Closing Date. An aggregate of 44,914,642 Ordinary Shares held by former NewAmsterdam Pharma shareholders (including Saga Investments Coöperatief U.A. and Mitsubishi Tanabe Pharma Corporation) had registration rights pursuant to the terms of the Investor Rights Agreement.

In June 2023, certain of our selling securityholders (the “Selling Securityholders”) exercised their right pursuant to the Investor Rights Agreement to demand an underwritten shelf takedown of Ordinary Shares. On June 6, 2023, the Company and certain of the Selling Securityholders, including affiliates of Forbion, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC and SVB Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement related to an underwritten public offering of 13,857,415 Ordinary Shares by those certain Selling Securityholders at a public offering price of $11.50 per Ordinary Share (the “Secondary Offering”). In connection with the Secondary Offering, certain of the participating Selling Securityholders granted the Underwriters a 30-day option to purchase an additional 2,078,612 Ordinary Shares at the public offering price, less underwriting discounts and commissions, which option was partially exercised for 1,930,280 additional Ordinary Shares in connection with the closing of the Secondary Offering. The Company did not sell any Ordinary Shares in the Secondary Offering and did not receive any proceeds from the Secondary Offering.

Indemnification Agreements

The Articles of Association provide for certain indemnification rights for our current and former directors and other current and former officers and employees as designated by the Board of Directors (the “Indemnified Persons”). Specifically, we indemnify the Indemnified Persons against any financial losses or damages and any expense reasonably paid or incurred in connection with any threatened, pending or completed suit, to the extent these relate to such Indemnified Persons’ current or former position with the Company as permitted by applicable law.

We have also entered into indemnification agreements with each of our directors and executive officers providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by Dutch law and subject to the exceptions provided in such agreements.

Employment Agreements

See the section titled “Executive Compensation—Employment Agreements and Change of Control Agreements” above for a further discussion of these arrangements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the actual beneficial ownership of Ordinary Shares as of April 15, 2025, by:

•	each person, or group of affiliated persons, known by the Company to beneficially own more than 5% of outstanding Ordinary Shares;

•	each of our executive officers or directors; and

•	all of our executive officers and directors, as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the Ordinary Shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

The beneficial ownership of Ordinary Shares is based on 112,170,677 Ordinary Shares issued and outstanding, as of April 15, 2025. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them. To our knowledge, no Ordinary Shares beneficially owned by any executive officer, director or director nominee have been pledged as security. None of our shareholders has different voting rights from other shareholders.

	Number of Shares Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned (%)
Name of Beneficial Owner	Shares	%
Named Executive Officers, Directors and Director Nominees
Michael Davidson, M.D.(1)	4,460,772	3.85%
Ian Somaiya(2)	292,901	*
John Kastelein, M.D., Ph.D. FESC(3)	2,107,849	1.85%
Douglas Kling(4)	626,209	*
Juliette Audet(5)	74,022	*
Nicholas Downing, M.D.(6)	—	—
Louis Lange, M.D., Ph.D.(7)	245,777	*
William H. Lewis, J.D., M.B.A.(8)	35,420	*
John W. Smither(9)	14,791	*
James N. Topper, M.D., Ph.D.(10)	16,421,891	14.58%
Janneke van der Kamp(11)	13,295	*
Mark McKenna	—	—
Wouter Joustra(12)	—	—
Adele Gulfo	—	—
All executive officers and directors as a group (16 persons)	25,076,239	20.84%

	Number of Shares Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned (%)
Name of Beneficial Owner	Shares	%
Other 5% Shareholders
Entities affiliated with Forbion(13)	10,656,172	9.50%
Frazier Lifesciences Sponsor LLC and affiliates(14)	16,421,891	14.58%
Entities affiliated with Bain Capital Life Sciences Investors, LLC(15)	11,287,085	9.99%
RA Capital Healthcare Fund, L.P.(16)	11,467,875	9.99%
Viking Global Investors LP(17)	6,978,534	6.22%

*	Indicates beneficial ownership of less than 1% of total outstanding Ordinary Shares.
(1)

Consists of (i) 266,912 Ordinary Shares, (ii) options to purchase 3,500,081 Ordinary Shares, exercisable within 60 days of April 15, 2025, (iii) Warrants to purchase 85,000 Ordinary Shares, exercisable within 60 days of April 15, 2025 and (iv) 608,779 Ordinary Shares subject to forfeiture underlying depositary receipts issued by Stichting Administratiekantoor EPNAP (“STAK EPNAP”). STAK EPNAP has sole voting and investment power over the securities described in (iv) while underlying the depositary receipts and are presented here because the depositary receipts can be cancelled by the board of directors of STAK EPNAP at any time as a consequence of which the shareholder will become the beneficial owner of the securities underlying the depositary receipts.

(2)	Consists of options to purchase 292,901 Ordinary Shares, exercisable within 60 days of April 15, 2025.

(3)

Consists of (i) options to purchase 970,229 Ordinary Shares held by Futurum B.V. (“Futurum”) through NAP PoolCo B.V. (“PoolCo”), exercisable within 60 days of April 15, 2025, (ii) options to purchase 1,072,837 Ordinary Shares held by Dr. Kastelein directly, exercisable within 60 days of April 15, 2025, (iii) 45,481 Ordinary Shares and (iv) 19,302 Ordinary Shares held by Futurum through PoolCo.

(4)	Consists of options to purchase 626,209 Ordinary Shares, exercisable within 60 days of April 15, 2025.
(5)	Consists of (i) 1,104 Ordinary Shares and (ii) options to purchase 72,918 Ordinary Shares, exercisable within 60 days of April 15, 2025.
(6)	Does not include Ordinary Shares held by the Bain Capital Life Sciences Entities (as defined below). Dr. Downing serves as a Managing Director of Bain Capital Life Sciences Investors, LLC.
(7)

Consists of (i) 28,049 Ordinary Shares held through LGLange III Trust DTD10, (ii) Warrants to purchase 44,619 Ordinary Shares, (iii) options to purchase 172,972 Ordinary Shares, exercisable within 60 days of April 15, 2025 and (iv) 137 restricted stock units, each representing a contingent right to receive one Ordinary Share, vesting within 60 days of April 15, 2025.

(8)	Consists of options to purchase 35,420 Ordinary Shares, exercisable within 60 days of April 15, 2025.
(9)	Consists of options to purchase 14,791 Ordinary Shares, exercisable within 60 days of April 15, 2025.
(10)	Consists of the shares described in Note 14. Dr. Topper disclaims beneficial ownership of the shares referenced in Note 14, except to the extent of his pecuniary interest therein, if any.
(11)	Consists of options to purchase 13,295 Ordinary Shares, exercisable within 60 days of April 15, 2025.
(12)

See Note 13. Mr. Joustra is a member of the Board of Directors and is a partner of Forbion Growth Management B.V. (“Growth Management”) and a member of the investment committee of Growth Management, but does not have beneficial ownership of the securities referenced in Note 13.

(13)

Consists of (i) 5,976,287 Ordinary Shares beneficially owned by Forbion Capital Fund IV Coöperatief U.A. (“Forbion IV”) through ForGrowth NAP B.V. (“ForGrowth”) that are held directly by PoolCo, (ii) 4,027,712 Ordinary Shares beneficially owned by Forbion Growth Opportunities Fund I Coöperatief U.A. (“Forbion Growth”) through ForGrowth that are held directly by PoolCo and (iii) 652,173 Ordinary Shares held directly by ForGrowth. ForGrowth is a joint-investment vehicle wholly owned by Forbion IV and Forbion Growth. PoolCo is a Dutch limited liability company that holds Ordinary Shares on behalf of its shareholders. The governing documents of PoolCo vest voting and investment control over the Ordinary Shares held by PoolCo in PoolCo’s shareholders and, as a result, PoolCo disclaims beneficial ownership of such Ordinary Shares. The information herein is based solely on the Form 4 filed by the holders on January 2, 2025. The address for the Forbion entities is Gooimeer 2-35, 1411 DC Naarden, the Netherlands. Forbion IV Management B.V. (“Forbion IV Management”) may be deemed to have voting and dispositive power over the Ordinary Shares beneficially owned by Forbion IV. Investment decisions with respect to the Ordinary Shares held by Forbion IV are made by its investment committee which may delegate such powers to the authorized representatives of Forbion IV Management. Mssrs. Slootweg, van Osch, Mulder, van Houten, van Deventer, Reithinger, Kersten and Boorsma are partners of Forbion IV Management, which is the director of and acts as the investment advisor to Forbion IV.

Growth Management may be deemed to have voting and dispositive power over the Ordinary Shares beneficially owned by Forbion Growth. Investment decisions with respect to the Ordinary Shares held by Forbion Growth are made by its investment committee which may delegate such powers to the authorized representatives of Growth Management. Mssrs. Slootweg, van Osch, Mulder, van Houten, van Deventer, Reithinger, Kersten, Joustra, Bos en Lüneborg and Boorsma are partners of Growth Management, which is the director of and acts as the investment advisor to Forbion Growth.

(14)

Consists of 3,801,000 Ordinary Shares and Warrants to purchase 167,000 Ordinary Shares held by Frazier Lifesciences Sponsor LLC (the “Sponsor”). The sole member of the Sponsor is Frazier Life Sciences X, L.P. (“FLS X”). FHMLS X, L.P. is the general partner of FLS X and FHMLS X, L.L.C. is the general partner of FHMLS X, L.P. Patrick J. Heron and James N. Topper are the members of FHMLS X, L.L.C. and managers of each of FLS X, FHMLS X, L.P. and FHMLS X, L.L.C.

Also included in the total number are (i) 3,013,569 Ordinary Shares and Warrants to purchase 333,333 Ordinary Shares held by FLS X, (ii) 1,131,077 Ordinary Shares held by Frazier Life Sciences XI, L.P. (“FLS XI”), (iii) 5,134,071 Ordinary Shares held by Frazier Life Sciences Public Fund, L.P. (“FLSPF”)

and (iv) 2,841,841 Ordinary Shares held by Frazier Life Sciences Public Overage Fund, L.P. (“FLSPOF”). FHMLS XI, L.P. is the general partner of FLS XI and FHMLS XI, L.L.C. is the general partner of FHMLS XI, L.P. Patrick J. Heron, Dan Estes and James N. Topper are the members of FHMLS XI, L.L.C. and managers of each of FLS XI, FHMLS XI, L.P. and FHMLS XI, L.L.C. FHMLSP, L.P. is the general partner of FLSPF and FHMLSP, L.L.C. is the general partner of FHMLSP, L.P. Patrick J. Heron, James N. Topper, Albert Cha and James Brush are the members of FHMLSP, L.L.C. and managers of each of FLSPF, FHMLSP, L.P. and FHMLSP, L.L.C. FHMLSP Overage, L.P., is the general partner of FLSPOF and FHMLSP Overage, L.L.C. is the general partner of FHMLSP Overage, L.P. Patrick J. Heron, James N. Topper, Albert Cha and James Brush are the members of FHMLSP Overage, L.L.C. and managers of each of FLSPOF, FHMLSP Overage, L.P. and FHMLSP Overage, L.L.C. The information herein is based on the Schedule 13D/A filed by Sponsor, FLS X, FLS XI, FLSPF, FLSPOF, FHMLS X, L.P., FHMLS X, L.L.C., FHMLS XI, L.P., FHMLS XI, L.L.C., FHMLSP, L.P., FHMLSP, L.L.C., FHMLSP Overage, L.P., FHMLSP Overage, L.L.C., Mr. Cha, Mr. Brush, Mr. Heron, Mr. Estes and Dr. James Topper on December 17, 2024 and the Form 4 filed by Dr. James Topper on March 28, 2025. The address of these holders is Two Union Square, 601 Union St., Suite 3200, Seattle, WA 98101.

(15)

Consists of (i) 4,797,557 Ordinary Shares held by BCLS II Investco, LP (“BCLS II Investco”), (ii) 5,376,356 Ordinary Shares held by BCLS Fund III Investments, LP (“BCLS Fund III”), (iii) 267,429 Ordinary Shares and Warrants to purchase 89,143 Ordinary Shares held by Bain Capital Life Sciences Fund II, L.P. (“BCLS Fund II”), (iv) 32,571 Ordinary Shares and Warrants to purchase 10,857 Ordinary Shares held by BCIP Life Sciences Associates, LP (“BCIPLS”), (v) 1,257,141 Ordinary Shares issuable upon exercise of a pre-funded warrant (the “Pre-Funded Warrant”) held by Bain Capital Life Sciences Opportunities III, LLC (“BCLS Fund III Opportunities”) and (vi) 375,512 Ordinary Shares issuable upon exercise of a Pre-Funded Warrant held by BCLS II Equity Opportunities, LP (“BCLS Fund II Opportunities,” and, together with BCIPLS, BCLS II Investco, BCLS Fund III, BCLS Fund III Opportunities, and BCLS Fund II, the “Bain Capital Life Sciences Entities”), which are currently exercisable, except to the extent such exercise is restricted by a blocker provision which restricts the exercise of such warrant if, as a result of such exercise, the holder, together with its affiliates and any other persons whose beneficial ownership would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act, would beneficially own more than 9.99% of the total number of Ordinary Shares then outstanding immediately following such exercise (the “Warrant Beneficial Ownership Limitation”). 919,481 Ordinary Shares issuable upon exercise of the Pre-Funded Warrants held by BCLS Fund III Opportunities and BCLS Fund II Opportunities, which are currently exercisable, have been excluded because the exercise thereof is restricted by the Warrant Beneficial Ownership Limitation. Bain Capital Life Sciences Investors, LLC (“BCLSI”) is the manager of Bain Capital Life Sciences Investors II, LLC, which is the general partner of BCLS Fund II, which is the managing member of BCLS II Investco (GP), LLC, which is the general partner of BCLS II Investco. BCLS Fund II is also the manager of BCLS II Equity Opportunities GP, LLC, which is the general partner of BCLS Fund II Opportunities. BCLSI is also the manager of Bain Capital Life Sciences III General Partner, LLC, which is the general partner of Bain Capital Life Sciences Fund III, L.P. (“BCLS III”), which is the managing member of BCLS Fund III Investments GP, LLC, which is the general partner of BCLS Fund III. BCLS III is also the sole member of Bain Capital Life Sciences Opportunities III GP, LLC, which is the general partner of BCLS Fund III Opportunities. BCLSI also governs the investment strategy and decision-making process with respect to investments held by BCIPLS. As a result, BCLSI may be deemed to share voting and dispositive power with respect to the securities held by the Bain Capital Life Sciences Entities. The address of the Bain Capital Life Sciences entities is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, MA 02116. The information herein is based solely on the Schedule 13D/A filed by certain of the Bain Capital Life Sciences Entities on December 17, 2024.

(16)

Consists of (i) 8,845,000 Ordinary Shares held by RA Capital Healthcare Fund, L.P. (“RACHF”), (ii) Warrants to purchase 333,333 Ordinary Shares held by RACHF, which are currently exercisable and (iii) 5,881,578 Ordinary Shares issuable upon exercise of a Pre-Funded Warrant held by RACHF, which is currently exercisable, except to the extent such exercise is restricted by the Warrant Beneficial Ownership Limitation. 3,592,036 Ordinary Shares issuable upon exercise of the Pre-Funded Warrant held by RACHF, which is currently exercisable, have been excluded because the exercise thereof is restricted by the Warrant Beneficial Ownership Limitation. RA Capital Management, L.P. (“RA Capital”) is the investment manager for RACHF. The general partner of RA Capital is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the Ordinary Shares held by RACHF. Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. RA Capital serves as investment adviser for RACHF and may be deemed a beneficial owner of the securities described herein as held by RACHF. RACHF has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in RACHF’s portfolios, including the Ordinary Shares reported herein. Because RACHF has divested itself of voting and investment power over the reported securities they hold and may not revoke that delegation on less than 61 days’ notice, RACHF disclaims beneficial ownership of the securities they hold. The business address of the persons and entities set forth herein is 200 Berkeley Street, 18th Floor, Boston, MA 02116. The information herein is based solely on the Schedule 13G/A filed by RACHF, RA Capital, Mr. Kolchinsky and Mr. Shah on February 14, 2025.
(17)

Consists of 4,675,619 Ordinary Shares and 2,302,915 Ordinary Shares owned by Viking Global Opportunities Illiquid Investments Sub-Master LP (“VGOP”) and Viking Global Opportunities Drawdown (Aggregator) LP (“VGOD”), respectively. Viking Global Investors LP (“VGI”) provides managerial services to VGOP and VGOD and has the authority to dispose of and vote the Ordinary Shares that VGOP and VGOD directly own to and as a result may be deemed to beneficially own the Ordinary Shares that VGOP and VGOD directly. Viking Global Opportunities Parent GP LLC (“Opportunities Parent”) is the sole member of Viking Global Opportunities GP LLC (“Opportunities GP”), which has the authority to dispose of and vote the Ordinary Shares controlled by Viking Global Opportunities Portfolio GP LLC (“Opportunities Portfolio GP”) (which consists of the Ordinary Shares that VGOP directly owns) and is the sole member of Viking Global Opportunities Drawdown GP LLC (“VGOD GP”), which has the authority to dispose of and vote the Ordinary Shares controlled by Viking Global Opportunities Drawdown Portfolio GP LLC (“VGOD Portfolio GP”) (which consists of the Ordinary Shares that VGOD directly owns). Opportunities Parent does not directly own any Ordinary Shares. Opportunities GP serves as the sole member of Opportunities Portfolio GP and has the authority to dispose of and vote the Ordinary Shares controlled by Opportunities Portfolio GP. Opportunities Portfolio GP serves as the general partner of VGOP and has the authority to dispose of and vote the Ordinary Shares that VGOP directly owns. VGOD GP serves as the sole member of VGOD Portfolio GP and has the authority to dispose of and vote the Ordinary Shares controlled by VGOD Portfolio GP. VGOD Portfolio GP serves as the general partner of VGOD and has the authority to dispose of and vote the Ordinary Shares that VGOD directly owns. O. Andreas Halvorsen, David C. Ott and Rose S. Shabet, as Executive Committee Members of Viking Global Partners LLC (general partner of VGI) and Opportunities Parent, have shared authority to dispose of and vote the Ordinary Shares beneficially owned by VGI and Opportunities Parent. None of Mr. Halvorsen, Mr. Ott and Ms. Shabet directly owns any Ordinary Shares. Each of Mr. Halvorsen, Mr. Ott and Ms. Shabet may be deemed to beneficially own the Ordinary Shares that VGOP and VGOD directly own. The business address of the persons and entities set forth herein is 55 Railroad Avenue, Greenwich, Connecticut 06830. The information herein is based solely on the Schedule 13G/A filed by VGI, Opportunities Parent, Opportunities GP, Opportunities Portfolio GP, VGOP, VGOD GP, VGOD Portfolio GP, VGOD, Mr. Halvorsen, Mr. Ott and Ms. Shabet on February 14, 2025.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders sharing the same address. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, or if you currently share an address with another shareholder and wish to receive only one copy of proxy materials in future for your household, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you have requested to be removed from the householding program, you will be removed within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.

OTHER MATTERS

There are no other matters that will be presented for consideration at the Annual General Meeting.

By Order of the Board of Directors,

/s/ Michael Davidson

Michael Davidson, M.D.

Chief Executive Officer

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a NewAmsterdam Pharma shareholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the consolidated financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All written requests should be directed to:

NewAmsterdam Pharma Company N.V.

c/o Chief Accounting Officer

Gooimeer 2-35

1411 DC Naarden

The Netherlands

louise.kooij@NewAmsterdamPharma.com

NEWAMSTERDAM PHARMA COMPANY N.V.20803 BISCAYNE BLVD, STE 105AVENTURA, FL 33180 SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood,NY 11717. NEWAMSTERDAM PHARMA COMPANY N.V. The Board of Directors recommends you vote “FOR”proposals 1, 2, 3, 4, 7 and 8, “FOR” each of the director nominees listed in proposals 5 and 6, and “1 YEAR” for proposal 9. 1.Adoption of the Dutch statutory annual accounts for the fiscal year ended December 31, 2024. 2.Discharge from liability for the Company’s directors with respect to the performance of their duties during the fiscalyear ended December 31, 2024. 3.Instruction to Deloitte Accountants B.V. as the Company’sexternal auditor of the Company’s Dutch statutory annualaccounts and Dutch statutory board report for the fiscal year ending December 31, 2025. 4.Ratification of the selection of Deloitte Accountants B.V. asthe independent registered public accounting firm of theCompany for the fiscal year ending December 31, 2025by the audit committee of the Company’s Board ofDirectors. 5.Appointment of the following individuals as non-executive directors of the Company until the annualgeneral meeting set forth next to their name. 5a.Wouter Joustra until the 2027 annual generalmeeting 5b.Mark McKenna until the 2028 annual generalmeeting 5c.Adele Gulfo until the 2029 annual general meeting ForAgainst !!!! !! !! ForAgainst !!!!!! Abstain !! ! ! Abstain !!! V74522-P31056 6.Reappointment of Michael Davidson M.D. as executive director and Dr. James N. Topper as non-executive directorof the Company until the 2029 annual general meeting. 6a.Michael Davidson 6b.James N. Topper 7.Extension of authorization for the Board of Directorsto acquire ordinary shares and depository receipts forordinary shares in the Company’s capital. 8.Non-binding, advisory vote to approve the 2024compensation of named executive officers. 1 Year 9.Non-binding, advisory vote regarding frequencyof future shareholders’ advisory votes on the ! compensation of named executive officers. ForAgainstAbstain !!!!!!!!!!!! 2 Years3 YearsAbstain !!! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:The Notice of Meeting and Form 10-K are available at www.proxyvote.com. V74523-P31056 NewAmsterdam Pharma Company N.V. ANNUAL GENERAL MEETING OF SHAREHOLDERS JUNE 4, 2025 5:00 P.M. CEST THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) each civil law notary and candidate civil law notary working with NautaDutilh N.V., or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of NEWAMSTERDAM PHARMA COMPANY N.V. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 5:00 p.m. CEST, on June 4, 2025,at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, or if multiple instructions are selected on the reverse side of this ballot for any single voting item, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side